UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Ramaco Resources, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Ramaco Resources, Inc.
Notice of Annual Meeting of Shareholders
to be held on June 27, 2023
and Proxy Statement

April 28, 2023

Dear Fellow Shareholders:

We are pleased to invite you to attend our annual shareholder meeting, which is scheduled to be held on June 27, 2023, at 1:30 p.m. Eastern Time.  Although the constraints and risks caused by the COVID-19 pandemic have somewhat waned, we are still keenly aware of those risks and wish to provide a meeting environment that accommodates all of our shareholders.  Accordingly, the annual shareholder meeting will be completely virtual this year.  You may attend the meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/METC2023. You will need the 16-digit control number that is printed in the box marked by the arrow on your proxy card to enter the meeting. We recommend that you log in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts.

As explained in the enclosed Proxy Statement, at this year’s meeting you will be asked to vote for the election of three directors, for the ratification of the selection of MCM CPAs & Advisors LLP as our independent registered public accounting firm for 2023, and to participate in advisory votes to approve our executive compensation and with respect to the frequency of future advisory votes on our executive compensation, all as disclosed in the proxy statement for the meeting.

Your vote is very important to us – participate in the future of Ramaco Resources and exercise your shareholder right by voting your shares right away.

Only shareholders of record at the close of business on April 28, 2023, or their proxy holders, may vote at the meeting. Attendance at the meeting is limited to shareholders or their proxy holders and Ramaco Resources’ guests. Only our shareholders or their valid proxy holders may address the meeting.

Please review the proxy card for the instructions on how you can vote your shares over the internet, by telephone or by mail. It is important that all Ramaco Resources’ shareholders, regardless of the number of shares owned, participate in the affairs of the Company.

Thank you for your continued interest in Ramaco Resources.

Sincerely,
Randall W. Atkins Chief Executive Officer and Chairman of the Board of Directors

2023 Proxy Statement

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250 West Main Street, Suite 1900

Lexington, Kentucky 40507

Notice of Annual Meeting of Shareholders

Dear Shareholders:

You are cordially invited to attend the 2023 Annual Meeting of Shareholders of Ramaco Resources, Inc. (herein referred to as the “Company,” “Ramaco Resources,” “us,” “our,” and “we”). This is your notice for the meeting. The 2023 Annual Meeting of Shareholders will be conducted solely virtually, on the below date and time, via live audio webcast. You or your proxyholder may participate, vote, and examine our list of shareholders at the Annual Meeting by visiting www.virtualshareholdermeeting.com/METC2023 and using your 16-digit control number.

TIME AND DATE

1:30 p.m. Eastern Time on June 27, 2023 (“Annual Meeting”).

LOCATION

www.virtualshareholdermeeting.com/METC2023

ITEMS OF BUSINESS

●	To elect the three nominees named in the Proxy Statement as directors to hold office until the 2026 Annual Meeting of Shareholders;
●	To ratify the appointment of MCM CPAs & Advisors LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023;
●	To approve, on an advisory basis, the Company’s executive compensation as reported in this Proxy Statement;
●	To hold an advisory vote on the frequency of future advisory votes on executive compensation; and
●	To consider and act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE

Shareholders of record at the close of business on April 28, 2023 are entitled to vote on the matters presented at the Annual Meeting.

PROXY VOTING

Our Board of Directors is soliciting proxies to be voted at the Annual Meeting of Shareholders. Each share entitles the holder to one vote. You may vote either by attending the virtual meeting online or by proxy. For specific voting information, please see “Frequently Asked Questions About Voting” beginning on page 1 of the

Proxy Statement that follows. Whether or not you plan to attend the virtual meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet at http://www.proxyvote.com or by telephone, or, if you requested paper copies of the proxy materials, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the meeting regardless of whether you attend the virtual meeting.

In accordance with the Securities and Exchange Commission’s “notice and access” model, we are providing our Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K (but not Amendment No. 1 on Form 10-K/A to the Form 10-K) for the year ended December 31, 2022 to you online with paper copies available, free of charge, upon request. Amendment No. 1 on Form 10-K/A to the Form 10-K is not being provided as it was filed solely to amend certain exhibits to the Annual Report on Form 10-K and to make conforming changes to the exhibit index in the Form 10-K.

On or about April 28, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to submit your proxy via the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable. We believe this process provides our shareholders with a convenient way to access the proxy materials and submit their proxies online, while allowing us to reduce our environmental impact as well as the costs of printing and distribution.

Sincerely, Randall W. Atkins Chief Executive Officer and Chairman of the Board of Directors

April 28, 2023

Important Notice Regarding the Availability of Proxy Materials
for the Annual Shareholder Meeting to be Held on June 27, 2023:

The notice of Annual Meeting of Shareholders, Proxy Statement and 2022 Annual Report to
Shareholders are available electronically at www.proxyvote.com

2023 Proxy Statement

RAMACO RESOURCES, INC.
250 West Main Street, Suite 1900
Lexington, Kentucky 40507
(859) 244-7455

Proxy Statement

FREQUENTLY ASKED QUESTIONS ABOUT VOTING

Where is the Annual Meeting?

The Annual Meeting will be completely virtual. Shareholders can attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/METC2023.

Why is the Annual Meeting a virtual meeting?

We have decided to hold our Annual Meeting virtually. We believe that hosting a virtual meeting will enable greater shareholder attendance and participation from any location around the world.

On what am I voting?

Item Description	More Information	Board Recommendation
Item 1: Election of directors	Page 4	FOR each nominee
Item 2: Ratification of independent registered public accounting firm	Page 51	FOR
Item 3: Advisory vote on executive compensation	Page 54	FOR
Item 4: Advisory vote on frequency of future advisory votes on executive compensation	Page 55	FOR “1 YEAR” as the preferred frequency for holding future advisory “say-on-pay” votes

Who may vote?

Shareholders recorded in our stock register at the close of business on April 28, 2023 may vote at the meeting. As of that date, there were 44,414,085 shares of our common stock outstanding.

How many votes do I have?

You have one vote for each share of our common stock you owned as of the record date for the meeting.

How do I vote?

Our proxy materials are available to shareholders on the Internet and by mail. You may read, print and download our 2022 Annual Report on Form 10-K, Proxy Statement and proxy card at http://www.proxyvote.com. On an ongoing basis, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail. You may vote your shares by the Internet at http://www.proxyvote.com, by regular mail or by attending the virtual meeting. Each of these voting options is described in the Notice of Availability of Proxy Materials (the “Notice of Availability” or “Notice”) and the proxy card.

To ensure that your vote is counted at the meeting, regardless of whether you plan to attend the meeting virtually, you should vote by using the Internet voting option on your proxy card or mailing in your proxy card to Ramaco Resources’ address shown above. If you return an executed proxy card without marking your instructions, your executed proxy card will be voted in accordance with the recommendations of the board of directors (the “Board” or “Board of Directors”). If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted per your instructions.

What are the Board of Director’s recommendations?

The Board of Director’s recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board of Directors and the Audit Committee recommend a vote as follows:

●	FOR the election of the three nominees named in this Proxy Statement as directors.
●	FOR the ratification of the appointment of MCM CPAs & Advisors LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.
●	FOR the approval, on an advisory basis, of the Company’s executive compensation as reported in this Proxy Statement.
●	FOR “1 YEAR” as the preferred frequency for holding future advisory “say-on-pay” votes.

If any other matters properly come before the Annual Meeting, we will vote the shares in accordance with our best judgment and discretion.

What if I change my mind after I have voted?

You may revoke your proxy before it is voted by:

●	submitting a new proxy card with a later date;
●	attending the virtual Annual Meeting and following the voting instructions provided on the meeting website; or
●	giving written notice to the Corporate Secretary at Ramaco Resources’ address shown above.

Will my shares be voted if I do not provide my proxy and don’t attend the Annual Meeting?

Brokerage firms generally have the authority to vote their customers’ unvoted shares of common stock on certain “routine” matters as determined by the New York Stock Exchange. If your shares of our common stock are held in the name of a broker, bank or other nominee, such nominee can vote your shares for or against the ratification of the appointment of MCM CPAs & Advisors LLP as our independent registered public accounting firm for 2023 if you do not timely provide your proxy because this matter is considered “routine” under the applicable rules. However, no other items are considered “routine” and may not be voted on by your nominee without your instruction.

How do I attend the virtual meeting?

To attend and participate in the Annual Meeting, shareholders will need to access the live audio webcast of the meeting. To do so, shareholders of record will need to visit www.virtualshareholdermeeting.com/METC2023  and use their 16-digit Control Number provided in the Notice to log in to the website, and beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. We would encourage shareholders to log in to this website and access the webcast at least 15 minutes before the meeting to ensure you are logged in when the meeting starts. We intend to offer the same participation opportunities as would be provided at an in-person meeting.

What constitutes a quorum?

To carry on the business of the meeting, we must have a quorum. This means at least a majority of the voting power of all of the outstanding shares of stock entitled to vote as of the record date must be represented at the meeting, either by proxy or by joining the virtual meeting. Shares of common stock owned by Ramaco Resources are not voted and do not count for this purpose.

Abstentions and proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes.

What vote is required to approve the proposals?

The following votes must be received:

●	For Proposal 1, under our Amended and Restated Bylaws (the “Bylaws”), directors are elected by a plurality of the votes cast at the meeting, so long as a quorum is present. This means that the directors who receive the most “for” votes are elected up to the maximum number of directors to be elected at a meeting at which a quorum is present. “Withhold” votes and broker non-votes will not affect the outcome of the vote. The directors in the other classes will continue for the reminder of their respective terms.
●	For Proposal 2, regarding the ratification of the appointment of MCM CPAs & Advisors LLP, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter would be required for approval. Abstentions will have the effect of a vote against this proposal. Because this proposal is considered a “routine” matter under the rules of the New York Stock Exchange, nominees may vote in their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions, and, therefore, there will be no broker non-votes on this proposal.
●	For Proposal 3, regarding approval, on an advisory basis, of the Company’s executive compensation as reported in this Proxy Statement, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter would be required for approval. Abstentions have the effect of a vote against this proposal. Broker non-votes will not affect the outcome of the vote. Because the vote on Proposal 3 is advisory and therefore will not be binding on the Company, the board will review the voting result and take it into consideration when making future decisions regarding executive compensation.
●	For Proposal 4, regarding the frequency of future advisory votes on executive compensation, the time period that receives the highest number of votes cast will be considered the preferred frequency for future “say-on-pay” votes as determined by our shareholders on an advisory basis. Abstentions and broker non-votes will not affect the outcome of the vote.

Who conducts the proxy solicitation and how much will it cost?

Ramaco Resources is requesting your proxy for the annual shareholder meeting and will pay all the costs of requesting shareholder proxies. We can request proxies through the mail or by telephone, fax or Internet. We can use directors, officers and other employees of Ramaco Resources to request proxies. Directors, officers and other employees will not receive additional compensation for these services. We will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

ITEM 1: ELECTION OF DIRECTORS

Nominees for Directors

Our Board is currently composed of nine members. Effective April 13, 2022, the Board approved the implementation of a staggered board pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, consisting of three classes. The term of one class expires each year on the date of the annual meeting of shareholders or special meeting in lieu thereof, and any director subsequently appointed to fill a vacancy shall hold office for the remaining term of the director’s predecessor. As of the date of this proxy, each nominee for election currently serves as a director and, if elected, will serve for a term expiring on the date of the Annual Meeting of Shareholders in 2026 or the special meeting in lieu thereof.

If any nominee becomes unavailable for election, the Board of Directors can name a substitute nominee, and proxies will be voted for the substitute nominee pursuant to discretionary authority.

Listed below are the biographies of each director. The biographies include information regarding each individual’s service as a director of the Company, business experience, director positions at public companies held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director for the Company. No current director or executive officer has any family relationship with any other executive officer, director, or director nominee.

Pursuant to the Shareholders’ Agreement (as defined below), Yorktown (as defined below) was previously entitled to appoint certain directors to the Board of Directors. The ability to appoint directors pursuant to the Shareholders’ Agreement terminated during 2022. The current Yorktown directors are Bryan H. Lawrence and Peter Leidel.

The three nominees for election at the Annual Meeting are listed below.

NOMINEES STANDING FOR ELECTION; TERM TO EXPIRE IN 2026

BRYAN H. LAWRENCE

Bryan H. Lawrence, age 80, has served as a member of our Board of Directors since December 2016. Mr. Lawrence is a founder and senior manager of Yorktown Partners LLC (“Yorktown Partners”), which manages the Yorktown group private equity partnerships with approximately $5.0 billion of capital under management that invest in the energy industry. The Yorktown partnerships were formerly affiliated with the investment firm of Dillon, Read & Co. Inc. where Mr. Lawrence had been employed since 1966, serving as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Lawrence also serves as a director of publicly traded Hallador Energy Company, Riley Exploration Permian, Inc. and Star Group, L.P. and certain nonpublic companies in the energy industry in which Yorktown partnerships hold equity interests. Mr. Lawrence is a graduate of Hamilton College and also has an M.B.A. from Columbia University.

We believe that Mr. Lawrence’s wealth of industry-specific transactional skills and experience qualifies him to serve on our Board of Directors.

Non-Independent Director Nominee Committees: None
DAVID E.K. FRISCHKORN, JR.

David E.K. Frischkorn, Jr., age 72, has served as a member of our Board of Directors since January 2021. Mr. Frischkorn is an investment banker with more than 40 years of energy industry experience. Previously, Mr. Frischkorn was Managing Director, Corporate Finance at Seaport Global Holdings LLC, an investment bank, from November 2011 to December 2017. Mr. Frischkorn also

Independent Director Nominee Committees: Audit Compensation Finance and Investment Technology

served as Vice Chairman-Corporate Finance of Dahlman Rose & Company LLC, a New York-based investment bank, from September 2004 to September 2011, and as Managing Director of the Energy Group of Jefferies & Co., an investment bank, from August 1996 to February 2003. Mr. Frischkorn holds an M.B.A. in Finance and Accounting from Columbia Business School and a B.A. in Economics and German from Tufts University.

We believe that Mr. Frischkorn’s extensive experience in the energy industry brings valuable strategic and analytical skills to the Board of Directors and qualifies him for service on our Board of Directors.

PATRICK C. GRANEY, III

Patrick C. Graney, III, age 69, has served as a member of our Board of Directors since December 2016. Mr. Graney is currently a private investor. Previously, Mr. Graney founded and served as Chairman of the One Stop Convenience Store chain and was the President and CEO of Petroleum Products, Inc., a motor fuel and lubricant distribution company in West Virginia. Mr. Graney was elected to the Board of Truist Financial Corp., a public bank, in October 2018, where he continues to serve. He also serves on the boards of the University of Charleston, the West Virginia Chamber of Commerce and several privately held companies in which he is an investor with operations in the West Virginia area. He was previously a Class B Director representing West Virginia to the Richmond Federal Reserve. Mr. Graney received a B.A. degree from the University of Virginia, and an M.B.A. from the Colgate Darden School at the University of Virginia.

We believe that Mr. Graney’s extensive leadership and financial experience brings valuable strategic and managerial skills to the Board of Directors and qualifies him to serve on our Board of Directors.

Independent Director Nominee Committees: Compensation Finance and Investment Nominating and Corporate Governance

DIRECTORS NOT STANDING FOR ELECTION; TERM TO EXPIRE IN 2024

PETER LEIDEL

Peter Leidel, age 66, has served as a member of our Board of Directors since November 2019. Mr. Leidel is a founder and partner of Yorktown Partners. The Yorktown partnerships were formerly affiliated with the investment firm of Dillon, Read & Co. Inc. where Mr. Leidel was a partner in the venture capital group and invested in a variety of private companies with a particular focus on energy investments until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Leidel’s focus is on energy companies in a variety of different industries. He was previously in corporate treasury positions at Mobil Corporation and worked for KPMG Peat Marwick and the U.S. Patent and Trademark Office. Mr. Leidel is a director of University of Wisconsin Foundation and the American Spectator Foundation, as well as several private energy companies. He served as an adjunct faculty member at the University of Pennsylvania’s School of Business, where he taught financial and managerial accounting. Mr. Leidel became a Certified Public Accountant in 1979. He received his B.B.A. with Honors from the University of Wisconsin and M.B.A. from the Wharton School at the University of Pennsylvania.

We believe that Mr. Leidel’s extensive experience in private equity and extensive leadership experience qualifies him to serve on our Board of Directors.

Non-Independent Director Committees: None

C. LYNCH CHRISTIAN, III

C. Lynch Christian, III, age 71, has served as a member of our Board of Directors since June 2019. Mr. Christian has been involved in coal mining and coal land leasing and management since 1980 as an officer and director of Imperial Colliery Company and Milburn Colliery Company. Among other energy related businesses, Mr. Christian has experience as an officer and director of companies providing mining and hydraulic equipment, material crushing and handling equipment, conveyor design and installation and crane and rigging services. Prior to commencing work in the coal industry, Mr. Christian practiced energy law with the firm of Jackson Kelly PLLC in Charleston, West Virginia. Mr. Christian is a graduate of the University of North Carolina and Washington & Lee University School of Law.

We believe that Mr. Christian’s management experience and lengthy career in the Appalachian coal industry qualifies him for service on our Board of Directors.

Independent Director Committees: Audit Environmental, Health and Safety Nominating and Corporate Governance Technology
AURELIA SKIPWITH GIACOMETTO

Aurelia Skipwith Giacometto, age 42, has served as a member of our Board of Directors since January 2022. Ms. Giacometto has a wide background as an experienced government administrator at the federal level, an attorney, a scientist, and a businesswoman. She served as Director of the United States Fish and Wildlife Service until early 2022. Most recently, she has been the General Counsel of AVC Global, an international logistics company that operates using blockchain technology. She co-founded the company in 2016. She began her career at Monsanto in research. She later served in both legal and research positions at the United States Department of Agriculture and as an intellectual property consultant to the United States Agency for International Development. She has also worked in legal and regulatory divisions of Alltech, a global leader in the animal feed industry. Ms. Giacometto received her Bachelor of Science in biology from Howard University, a Master’s of Science in molecular genetics from Purdue University and a Juris Doctor degree from the University of Kentucky College of Law.

We believe that Ms. Giacometto’s government experience and leadership roles bring valuable strategic and analytical skills to the Board of Directors and qualify her for service.

Independent Director Committees: Environmental, Health and Safety Nominating and Corporate Governance Technology

DIRECTORS NOT STANDING FOR ELECTION; TERM TO EXPIRE IN 2025

RANDALL W. ATKINS

Randall W. Atkins, age 70, has served as Chairman of our Board of Directors since August 2015, and as our Chief Executive Officer since January 2021. Mr. Atkins also served as our Chief Financial Officer from July 2018 to May 2019. Mr. Atkins has been involved in energy related investment and financing activities for over 40 years. He also has served as Chairman and Chief Executive Officer of Ramaco Coal, LLC from 2011 to 2022. Prior to the formation of Ramaco, Mr. Atkins was a banker at J.P. Morgan and had worked in various investment banking and private equity positions in the mining and energy fields. Mr. Atkins is the immediate past Chairman of the Department of Energy’s National Coal Council. He was also recently appointed by the Department of Energy as a United States representative to the International Energy Agency’s Coal Advisory Board. He sits on the Board of Directors of the National Mining Association (“NMA”). He began his career at Ashland Oil, Inc. Mr. Atkins holds a B.A. degree from Duke University and a J.D. degree from Washington & Lee University School of Law.

We believe that Mr. Atkins’s considerable financial and energy investment experience brings important and valuable skills to the Board of Directors and qualifies him to serve on our Board of Directors.

Non-Independent Director Chairman of the Board Committees: None
RICHARD M. WHITING

Richard M. Whiting, age 68, has served as a member of our Board of Directors since December 2016. Mr. Whiting most recently served as President of Kinder Morgan Resources LLC, and before that as President, Chief Executive Officer, and Director of Patriot Coal Corporation (“Patriot Coal”). Prior to the spin-off of Patriot Coal from Peabody Energy Corporation (“Peabody”), Mr. Whiting served in various positions at Peabody including Executive Vice President & Chief Marketing Officer, President & Chief Operating Officer and Director. Mr. Whiting has served as both a Director and on the Executive Committee of the NMA. He has also served as a Director of the National Coal Council and as a member of the Society of Mining Engineers Foundation Board of Trustees. Mr. Whiting holds a B.S. degree in Mining Engineering from West Virginia University.

We believe that Mr. Whiting’s business experience and leadership roles bring valuable strategic and analytical skills to the Board of Directors and qualify him for service.

Independent Director Committees: Audit Compensation Finance and Investment

E. FORREST JONES, JR.

E. Forrest Jones, Jr., age 72, has served as a member of our Board of Directors since January 2021. Mr. Jones is the owner and manager of Jones & Associates, a law firm in Charleston, West Virginia, which focuses upon all areas of corporate and business practice and specializes in corporate and regulatory matters relating to the coal industry. He received his license to practice law in 1977, and prior to starting Jones & Associates, was a Partner with Hall, Albertson and Jones, Attorneys at Law, from 1977 to 1988. Over the course of his career, Mr. Jones has served as General Field Counsel for Pickands Mather & Company, W-P Coal Company, Agipcoal USA, Inc. (formerly Enoxy Coal, Inc.), Agipcoal America Inc. and Costain Coal Inc. Mr. Jones received a B.A. in American History from the  University of Virginia, a B.S. in Business Administration from West Virginia University and a J.D. from West Virginia University. He is admitted to practice in the Circuit Courts and The Supreme Court of Appeals for the State of West Virginia, the U.S. District Court for the Southern District of West Virginia and the United States Court of Appeals for the Fourth Circuit.

We believe that Mr. Jones’ experience and background in the coal industry, combined with his experience in advising on various legal matters, qualifies him for service on our Board of Directors.

Non-Independent Director Committees: Environmental, Health and Safety Finance and Investment Technology

The Board of Directors recommends a vote FOR the election of each of the three identified nominees standing for election as directors.

CORPORATE GOVERNANCE

Criteria for Director Nominations

The Nominating and Corporate Governance Committee is responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our shareholders. In assessing the qualifications of candidates for nomination as director, in addition to qualifications set forth in our Bylaws and Nominating and Corporate Governance Committee Charter, the Nominating and Corporate Governance Committee also considers whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board of Directors’ ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the Board of Directors to fulfill their duties.

The Nominating and Corporate Governance Committee reviews the overall composition of the Board, including the skills represented by incumbent directors, and the need for Board refreshment or expansion. The Nominating and Corporate Governance Committee and the Board also consider the diversity of the Board and believes that a diverse membership enhances the Board’s deliberations and promotes inclusiveness. The Nominating and Corporate Governance Committee has identified the following areas of expertise that are particularly relevant to service on the Board:

●	Governance/Board — Prior or current experience as a board member of a major organization (private, public or non-profit).
●	Finance and Accounting — Senior executive-level experience or membership on a board audit committee with an extensive understanding of finance and accounting matters such as capital markets, corporate finance, M&A, financial accounting and reporting, auditing, Sarbanes-Oxley compliance and internal controls.
●	Industry — Extensive knowledge and experience in the coal and steel industries.

Although the Board is willing to consider candidates recommended by our shareholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by our shareholders. The Board believes that a formal policy is not necessary or appropriate because the current Board already has a diversity of business background and industry experience. Our Board will consider director candidates recommended by shareholders who are highly qualified in terms of business experience and both willing and expressly interested in serving on the Board. Shareholders recommending candidates for consideration should send their recommendations to us at our principal executive offices (Ramaco Resources, Inc., 250 West Main Street, Suite 1900, Lexington, Kentucky 40507) in accordance with the procedures described in our Bylaws. Unless the Board determines otherwise, the 2024 Annual Meeting of Shareholders will be held on or about June 24, 2024. The Board will therefore consider recommendations for the 2024 Annual Meeting of Shareholders if they are received on or after the close of business on February 28, 2024, but no later than the close of business on March 29, 2024.

In addition to satisfying the foregoing requirements under our Bylaws, shareholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act to comply with the universal proxy rules. The requirements under the universal proxy rules are in addition to the applicable procedural requirements under our Bylaws described above.

Board Diversity

The Board recognizes that its success hinges on its ability to meet a broad spectrum of challenges, and successfully navigating these challenges demands not only a diverse set of perspectives, backgrounds, and skills, but strong communication and collaboration among the whole Board. To that end, the Board’s composition and culture is crucial. Our goal is a balanced and diverse board, with members who bring a diversity of skills, expertise, experiences, perspectives, tenures and personal characteristics, including with regard to race, gender, age, and ethnicity. We are also committed to a balanced approach to director tenure, allowing the Board to benefit from the knowledge and experience of longer-serving directors as well as fresh perspectives from newer directors.

In compliance with NASDAQ Rule 5605(f), we are providing the matrix table below which illustrates our current board level diversity statistics.  NASDAQ Rule 5605(f) requires companies to have at least two diverse board members by December 31, 2025. This table provides certain highlights of the composition of our Board members as of April 28, 2023. Each of the categories listed in the table below reflects the meanings in NASDAQ Rule 5605(f).

Board Diversity Matrix (as of April 28, 2023)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	8	-	-
Part II: Demographic Background
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	1	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	8	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Director Independence

Our Board is composed of a majority of independent directors in accordance with the NASDAQ Global Select Market listing requirements and rule (the “NASDAQ Rules”). All members of our Board, except Messrs. Atkins, Leidel, Lawrence, and Jones have been determined by the Board to be independent. In making this determination, the Board has affirmed that each of the independent directors meets the objective requirements for independence set forth in the NASDAQ Rules. The Board affirmatively determined that Messrs. Christian, Frischkorn, Graney and Whiting and Ms. Giacometto are independent under the NASDAQ Rules. The NASDAQ Rules also require that audit committee members satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has affirmatively determined that Messrs. Christian, Frischkorn and Whiting are independent under the NASDAQ Rules for audit committee membership, including those requirements set forth in Rule 10A-3 under the Exchange Act. Additionally, the Board has affirmatively determined that and Messrs. Whiting, Graney and Frischkorn are independent under the additional standards for compensation committee membership under the NASDAQ Rules.

The independence standards included in the NASDAQ Rules specify the criteria by which the independence of our directors is determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company, its management or its independent registered public accounting firm.

Code of Conduct and Financial Code of Ethics

Our Code of Conduct and Financial Code of Ethics provide general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. The Code of Conduct and Financial Code of Ethics are available on our Internet website, www.ramacoresources.com.

We intend to post on our website any amendments to, or waivers of, any provision of the Code of Conduct or Financial Code of Ethics to the extent applicable to our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer or that relates to any element of the SEC’s definition of a “code of ethics.”

Conflicts of Interest and Related-Party Transactions

The Audit Committee will address and resolve any issues with respect to related-party transactions and conflicts of interest involving our senior officers, directors or other “related persons” under Item 404(a) of the SEC’s Regulation S-K and in accordance with our Related Persons Transactions Policy.

Our Code of Conduct provides that all directors, officers and other employees should avoid actual conflicts of interest as well as potential conflicts of interest, and our Financial Code of Ethics, applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other senior financial officers, similarly obligates those employees to handle actual or apparent conflicts of interest between personal and professional relationships in an ethical manner. Any questionable situation is required to be disclosed to an employee’s direct supervisor or the Chief Compliance Officer, which is currently our General Counsel.

Pursuant to our Code of Conduct and our Related Persons Transactions Policy, the Board has delegated to the Audit Committee the responsibility for reviewing and resolving any issues with respect to related-party transactions and conflicts of interests involving senior officers or directors of the Company or other related persons under the applicable rules of the SEC. Our Code of Conduct requires that (i) each director and officer shall promptly disclose to the Chief Compliance Officer any potential conflicts of interest he or she (or a member of such person’s immediate family) may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters, and (ii) the Chief Compliance Officer shall promptly advise the Audit Committee and the Chief Executive Officer of any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters.

In accordance with our Related Persons Transactions Policy, in determining whether to approve or ratify a related-party transaction, the Committee will take into account, among other factors it deems appropriate: (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (2) the benefits to the Company and the related person, (3) the extent of the related person’s interest in the transaction, (4) the nature of the interest of the related person and (5) whether the transaction may involve a conflict of interest.

Policy with Respect to Hedging Transactions

We have adopted an amended and restated Insider Trading Policy to provide guidance to employees (including officers) or directors, or any of their designees, with respect to transactions in the Company’s securities.  The policy addresses the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. Hedging or monetization transactions, whether direct or indirect, involving the Company’s securities are completely prohibited.

Board Leadership

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as our Board believes it is in our best interests to make that determination based on our position and direction and membership of the Board. Randall W. Atkins, our Chief Executive Officer, serves as the Chairman of the Board. Although the Board believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in current circumstances, the Chairman and Chief Executive Officer roles were separate from 2017 through 2020.

Our Board structure includes strong oversight by independent directors. Mr. Atkins is the only member from our management who serves on the Board and a majority of our other directors are independent. Where required by NASDAQ Rules, the Board’s committees are chaired by an independent director and, likewise, in cases where required by NASDAQ Rules, all committee members are independent.

The Board’s Role in Risk Oversight

The Board of Directors is actively involved in the oversight of risks that could impact Ramaco Resources, and risk oversight is the responsibility of the full Board. The Board has ultimate oversight responsibility for the Company’s system of enterprise risk management.

Throughout the year, the full Board (or the appropriate committee in the case of risks in areas for which responsibility has been delegated to a particular committee) participates in reviews with management of the Company’s risk management process, the major risks facing the Company and steps taken to mitigate those risks. The Board reviews include litigation and other legal matters, regulatory developments, budget and policy, and industry and economic developments. In addition, existing committees help the Board carry out its responsibility for risk oversight by focusing on specific key areas of risk:

●	the Audit Committee oversees the management of financial risks;
●	the Compensation Committee oversees the management of risks relating to our employee compensation plans and arrangements;
●	the Nominating and Corporate Governance Committee oversees the management of risks relating to policies and practices in areas of corporate governance;
●	the Environmental, Health and Safety Committee oversees the management of risks relating to our environmental, health and safety policies, programs and initiatives;
●	the Finance and Investment Committee oversees the management of risks relating to our capital assets and financing strategy; and
●	the Technology Committee oversees the management of risks relating to our technology development, transactions, programs and strategy.

Director Attendance

Last year, the Board met six times, and the standing committees met a total of 30 times. Each director attended more than 75% of the meetings (in person or by telephone) of the Board of Directors and each of the committees on which he or she served in 2022.  Board members are invited and generally expected to attend our annual meeting of shareholders, and all of our directors attended the 2022 annual meeting of shareholders.

Board Organization and Committees

The Board oversees the management of the Company’s business and affairs. The Board appoints committees to help carry out its duties. The Board previously established four committees to assist the Board in performing its functions: the Audit Committee, the Compensation Committee, the Environmental, Health and Safety Committee and the Nominating and Corporate Governance Committee. In addition, in September 2021, the Board established a new committee, the Finance and Investment Committee, and in April 2022, the Board established the Technology Committee. Messrs. Randall W. Atkins, Bryan H. Lawrence and Peter Leidel do not currently serve on any standing committees. The following table sets forth the standing committees of the Board and their members as of the date of this Proxy Statement, as well as the number of meetings each committee held during 2022:

Director	Audit Committee	Compensation Committee	Environmental, Health and Safety Committee	Nominating and Corporate Governance Committee	Finance and Investment Committee	Technology Committee
C. Lynch Christian, III	X		X	X*		X
David E. K. Frischkorn, Jr.	X	X			X*	X
Aurelia Skipwith Giacometto			X	X		X*
Patrick C. Graney, III		X*		X	X
E. Forrest Jones, Jr.			X*		X	X
Richard M. Whiting	X*	X			X
Number of Meetings Held in 2022	8	3	5	5	5	4†

*Denotes Chairperson.

† Formed in 2022.

AUDIT COMMITTEE

The primary responsibilities of the Audit Committee are to assist the Board in fulfilling its oversight responsibility for:

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the integrity of the financial reports and other financial information provided by us to the public or any governmental body;
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our compliance with legal and regulatory requirements;
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our systems of internal controls over financial reporting;
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the qualifications and independence of our independent auditors;
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our auditing, accounting and financial reporting processes generally; and
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the performance of such other functions as the Board may assign from time to time.

The Audit Committee has sole responsibility to appoint and, where appropriate, replace our independent auditors and to approve all audit engagement fees and terms. The Audit Committee’s report is on page 50.

The Board of Directors has determined that Mr. Whiting is an audit committee financial expert within the meaning of the regulations of the SEC, and that each member of the Audit Committee is independent for purposes of serving on such committee under the NASDAQ listing standards and applicable federal law.

COMPENSATION COMMITTEE

The primary responsibilities of the Compensation Committee are to assist the Board in fulfilling its oversight responsibility for:

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our executive and director compensation; and

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the administration of our stock incentive plans.

Each of the members of our Compensation Committee is an independent director under the NASDAQ listing standard, qualifies as an “outside director” in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is a “non-employee director” in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee’s report is on page 37.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

In February 2021, the Board created the Nominating and Corporate Governance Committee. The primary responsibility of the Nominating and Corporate Governance Committee is to assist the Board in fulfilling its oversight responsibility for:

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identifying individuals qualified to become directors consistent with criteria approved by the Board and recommending to the Board the qualified candidates for directorships to be filled;

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the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and

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developing and recommending to the Board a set of corporate governance guidelines and principles.

Each of the members of our Nominating and Corporate Governance Committee is an independent director under the NASDAQ listing standards.

ENVIRONMENTAL, HEALTH AND SAFETY COMMITTEE

The primary responsibilities of the Environmental, Health and Safety Committee are to assist the Board in fulfilling its oversight responsibility for our environmental, health and safety policies, programs and initiatives.

FINANCE AND INVESTMENT COMMITTEE

The primary responsibilities of the Finance and Investment Committee are to assist the Board in fulfilling and discharging its responsibilities relating to the oversight of our capital assets and financing strategy.

TECHNOLOGY COMMITTEE

In April 2022, the Board created the Technology Committee. The primary responsibility of the Technology Committee is to assist the Board in fulfilling its oversight responsibility for proposed transactions and intellectual property rights in each case as it relates to coal technologies (and processes covering coal technologies), development of technologies derived from coal and alternative uses for coal.

Executive Sessions of the Board

The size of the Board and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information, and other matters. The Board will hold separate, scheduled meetings for independent directors without management present. These meetings generally will be held in conjunction with regularly scheduled meetings and at other times as requested by an independent director.

Determining Executive and Director Compensation

The Compensation Committee of the Board is responsible for determining executive and director compensation. For executive officers other than the Chief Executive Officer, the Compensation Committee receives and reviews reports and recommendations from the Chief Executive Officer regarding the performance and recommended compensation of the other executive officers of the Company, and the Compensation Committee recommends to the Board the annual compensation, including salary, bonus, incentive and equity compensation, for such officers. The Chief Executive Officer may be present during Compensation Committee discussions evaluating and setting the compensation levels of the Company’s executive officers other than for the Chief Executive Officer but may not vote on such deliberations.

In 2022, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant within the meaning of the rules of the SEC and NASDAQ. Meridian was engaged by the Compensation Committee pursuant to the authority delegated under its charter and serves at the direction of the Compensation Committee. At the request of the Compensation Committee, Meridian provided an assessment of the competitiveness of our executive compensation program and independent director compensation as compared with our competitors, and our Compensation Committee used this assessment as one of several factors in approving target levels of compensation for each executive officer and independent director.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2022, no person who served as a member of our Compensation Committee was, during such period, an officer or employee of the Company, or has ever been one of our officers, and no such person had any transaction with us required to be disclosed in “Related Party Transactions” below. In addition, during the year ended December 31, 2022, (1) none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee; (2) none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee; and (3) none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

Shareholder Communications with Directors

Interested parties who wish to make concerns known to the non-management directors may communicate directly with the non-management directors by making a submission in writing to “Board of Directors (independent members)” in care of our Corporate Secretary at the address indicated on the first page of this Proxy Statement. Aside from this procedure for communications with the non-management directors, the entire

Board of Directors will receive communications in writing from shareholders. Any such communications should be addressed to the Board of Directors in care of the Corporate Secretary at the same address.

Website Availability of Documents

Ramaco Resources’ Annual Report on Form 10-K (and amendments on Form 10-K/A), the charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Environmental, Health and Safety Committee, Finance and Investment Committee, and Technology Committee, the Code of Conduct and Financial Code of Ethics can be found on our website at www.ramacoresources.com. Unless specifically stated herein, documents and information on our website are not incorporated by reference in this Proxy Statement.

RELATED PARTY TRANSACTIONS

Shareholders’ Agreement

In connection with our initial public offering, we entered into a shareholders’ agreement (the “Shareholders’ Agreement”) with Yorktown Energy Partners IX, L.P. (“Yorktown IX”), Yorktown Energy Partners X, L.P., and Yorktown Energy Partners XI, L.P. (collectively, “Yorktown”), Energy Capital Partners Mezzanine Opportunities Fund, LP, Energy Capital Partners Mezzanine Opportunities Fund A, LP and ECP Mezzanine B (Ramaco IP), LP (collectively, “ECP”), Randall Atkins and Michael Bauersachs. Summaries of certain material terms of the Shareholders’ Agreement are set forth below.

Among other things, the Shareholders’ Agreement provided Yorktown and ECP with the right to designate a number of nominees (each Yorktown nominee, a “Yorktown Director” and each ECP nominee, an “ECP Director”) to our board of directors such that:

●	up to 5 directors of the Board are Yorktown Directors for so long as Yorktown and its affiliates collectively beneficially own at least 50% of the outstanding shares of our common stock;
●	up to 3 directors of the Board are Yorktown Directors for so long as Yorktown and its affiliates collectively beneficially own less than 50% but at least 25% of the outstanding shares of our common stock;
●	up to 2 directors of the Board are Yorktown Directors for so long as Yorktown and its affiliates collectively beneficially own less than 25% but at least 10% of the outstanding shares of our common stock;
●	up to 1 director of the Board is a Yorktown Director for so long as Yorktown and its affiliates collectively beneficially own less than 10% but at least 5% of the outstanding shares of our common stock;
●	once Yorktown and its affiliates collectively own less than 5% of our common stock, Yorktown will not have any board designation rights;
●	up to 2 directors of the Board are ECP Directors for so long as ECP and its affiliates collectively beneficially own at least 10% of the outstanding shares of our common stock;
●	up to 1 director of the Board is a ECP Director for so long as ECP and its affiliates collectively beneficially own less than 10% but at least 5% of the outstanding shares of our common stock; and
●	once ECP and its affiliates collectively own less than 5% of our common stock, ECP will not have any board designation rights.

The designation rights of ECP and Yorktown terminated automatically as to each of Yorktown and ECP upon the later of (i) the time at which Yorktown or ECP, as applicable, no longer has the right to designate an individual for nomination to our Board of Directors under the Shareholders’ Agreement, and (ii) the time at which

Yorktown and ECP cease to hold in aggregate at least 50% of the outstanding shares of our common stock. Additionally, the designation rights of Yorktown terminated automatically upon Yorktown providing written notice to ECP and the Company.

As disclosed in the Stock Ownership table below, Yorktown owned 33.5% of Ramaco Resources’ common stock as of April 28, 2023. During 2022, ECP distributed all of its shares of Ramaco Resources’ common stock to its partners, who in turn distributed such shares of common stock to their respective partners and members (the “Distribution”). As a result of the Distribution, ECP does not own any Ramaco Resources’ common stock. Thus, the designation rights of Yorktown and ECP have been terminated, as they no longer hold in aggregate at least 50% of the outstanding shares of our common stock.

Historical Transactions with Affiliates

Ramaco Coal, LLC

Prior to our acquisition during 2022 of Ramaco Coal, LLC ("Ramaco Coal") as discussed below, Ramaco Coal and its subsidiaries leased or subleased numerous properties to our subsidiaries. We believe these agreements were on terms which would be obtained on an arm’s length basis for similar transactions. Other than Knox Creek, properties associated with the acquisition of certain assets from Coronado IV LLC and Buchanan Minerals, LLC (the “Amonate Assets”) located in McDowell County, West Virginia and Tazewell County, Virginia and properties located in Wyoming County and Raleigh County, West Virginia, associated with the acquisition of the equity interests of Maben Coal LLC which occurred in 2022, those properties constitute most of the land we currently control in connection with our business operations. The terms and conditions of those agreements are summarized below.

Yorktown IX and Randall Atkins were owners of Ramaco Coal, LLC until April 29, 2022, when the Company acquired all of the equity interests of Ramaco Coal, LLC. Immediately prior to April 29, 2022, Mr. Atkins held an 11% ownership interest in Ramaco Coal, LLC, and served as its Executive Chairman and Chief Executive Officer.

Ramaco Coal Acquisition

On April 29, 2022, we completed and closed on a transaction involving an agreement in principle for our subsidiary, Ramaco Development, LLC, to acquire (the "Acquisition") 100% of the equity interests of Ramaco Coal. The consideration for the Acquisition consisted of (i) an initial payment of $10 million due at closing and (ii) an aggregate deferred purchase price of $55 million, consisting of (A) $15 million, to be paid during the remainder of 2022, and (B) $40 million, to be paid during 2023 in $10 million ratable quarterly installments. The Special Committee of Independent Directors (the "Special Committee") of the Board of Directors negotiated and approved the Acquisition.

Given certain common ownership between Ramaco Coal, LLC and the Company and the complex contractual obligations under the following documents, conflicts could arise among or between Ramaco Coal, LLC, Yorktown, Mr. Atkins and the Company. In addition, a conflict may arise which could adversely affect the interests of our shareholders, including, without limitation, conflicts involving compliance with payment and performance obligations under existing leases, and negotiation of the terms of and performance under additional leases we may enter into with affiliates in the future.

Elk Creek

By lease dated August 20, 2015, RAMACO Central Appalachia, LLC (“RCA”) (now known as Ramaco Royalty Company, LLC) leased to RAMACO Resources, LLC (“Resources”) some, but not all, of its coal and surface interests owned in fee in and around the Elk Creek property. The initial term of this lease is 12 years and expires on August 20, 2027; provided, however, the initial term of this lease shall be automatically extended for ten years from the date when Resources pays to RCA its first payment of minimum monthly royalty (which is specified below). In any event, this lease may be renewed until exhaustion of all mineable and merchantable coal from the premises. Resources is obligated to pay RCA (i) the greater of $2.50, or seven percent (7.0%) of the gross selling price, for each ton of coal mined and sold from the leased premises by the underground mining method, (ii) the greater of $3.00, or eight percent (8.0%) of the gross selling price, for each ton of coal mined and sold from the leased premises by the surface or strip mining method, and (iii) the greater of $3.50, or nine percent (9.0%) of the gross selling price, for each ton of coal mined and sold from the leased premises by the highwall or auger mining method (in each case, the “Production Royalty”). In addition to the Production Royalty, Resources is obligated to pay RCA certain minimum royalty payments (in each case, the “Minimum Royalty”). Each month, Resources shall pay to RCA $41,667 as minimum royalty until Resources has paid 24 of such minimum royalty payments and, thereafter, shall pay $166,667 as minimum royalty. Minimum monthly royalty payments are fully recoupable from Production Royalty payments. Further, Resources paid or shall pay Baisden Vaughan, Inc. (“Baisden Vaughan”) (i) $200,000 on or before September 11, 2016, September 11, 2017, September 11, 2018, and September 11, 2019, respectively (collectively, the “Annual Baisden-Vaughan Payments”), and (ii) after Resources has mined and sold more than 700,000 tons of coal on, in, or under the real property (the “Base Tonnage”) conveyed by that certain Special Warranty Deed, dated September 11, 2013 by and between Baisden Vaughan and RCA (the “Baisden-Vaughan Tract”), an overriding royalty equal to one percent (1.0%) of the gross selling price for each ton of coal mined and sold from the Baisden-Vaughan Tract in excess of the Base Tonnage until Resources has mined 1,400,000 tons of coal on, in, or under the Baisden-Vaughan Tract (the “Threshold Tonnage”) and, thereafter, an overriding royalty equal to one and one half percent (1.5%) of the gross selling price for each ton of coal mined and sold from the Baisden Vaughan Tract in excess of the Threshold Tonnage (collectively, “Baisden-Vaughan Overriding Royalty Payments”). Resources may deduct such Baisden-Vaughan Overriding Royalty Payments from the Production Royalty, and credit such Annual Baisden-Vaughan Payments against the Minimum Royalty.

By a surface rights lease dated August 20, 2015, RCA leased to the Company surface interests in and around the Elk Creek property for construction and maintenance of a coal preparation plant, impoundments and related preparation facilities. RCA also grants the Company the non-exclusive right to use roads located on the premises. The initial term of this lease is 12 years and expires on August 20, 2027; provided, however, the initial term of this lease shall be automatically extended for ten years from the date when the Company pays to RCA its first payment of Base Rent (which is specified below). In any event, this lease may be renewed until exhaustion of all mineable and merchantable coal from the premises and all surrounding properties that can be mined in connection with the premises. The Company is obligated to pay RCA certain throughput payments (the “Base Throughput Payments”) of one half of one percent (0.5%) per ton of coal mined and sold from properties other than the Elk Creek property. The Company is also obligated to pay RCA certain supplemental throughput payments (the “Supplemental Throughput Payments” and, together with the Base Throughput Payments, the “Aggregate Throughput Payments”) on a portion of the Elk Creek property (the “Supplemental Throughput Lands”) equal to the following: (i) for each ton of coal mined in, on, or under the Supplemental Throughput Lands from the Lower Cedar Grove “A” seam of coal and all seams above the Lower Cedar Grove “A” seam of coal, (A) by underground mining methods, the greater of $0.25, or two and one half of one percent (2.5%) of the gross selling price, (B) by surface mining methods, the greater of $0.50, or three and one half of one percent (3.5%) of the gross selling price, or (C) by highwall or auger mining methods, the greater of $1.25, or four and one half of one percent (4.5%) of the gross selling price, and (ii) for each ton of coal mined on, in, or under the Supplemental Throughput Lands from all seams of coal below the Lower Cedar Grove “A” seam of coal, (A) by underground mining methods, the greater of $0.25, or one and one half of one percent (1.5%) of gross selling price, (B) by surface mining methods, the greater of $0.25, or two and one half of one percent (2.5%) of the gross selling price, or (C) by highwall or auger mining methods, the greater of $0.75, or three and one half of one percent (3.5%) of gross selling price. In addition to the Aggregate Throughput Payments, the Company is obligated to pay certain Base Rent payments to RCA. Each month, the Company shall pay to RCA $41,667 as Base Rent until the Company has paid 24 of such Base Rent payments and, thereafter, shall pay $83,333 as Base Rent for each month. Base Rent payments are fully recoupable from the Aggregate Throughput Payments, except for the first $50,000 in Base Rent payments made by the Company which are not recoupable from the Aggregate Throughput Payments in any way whatsoever.

By a sublease dated August 19, 2015, RCA subleased to the Company all of its rights under two leases with WPP LLC, the “Ritter Lease” and the “CSX Minerals Lease.” The initial term of the sublease is five years and may be renewed in five-year increments until exhaustion of the mineable and merchantable coal located on the subleasehold premises. To the extent that this sublease applies to the CSX Minerals Lease premises, the Company shall pay (i) a tonnage royalty equal to (A) the greater of $2.25, or four and one half of one percent (4.5%) of the gross selling price, for each ton of coal mined from the Lower Cedar Grove “A” seam and all seams above the Lower Cedar Grove “A” seam, and (B) the greater of $2.75, or five and one half of one percent (5.5%) of the gross selling price, for each ton of coal mined from all seams below the Lower Cedar Grove “A” seam; (ii) a wheelage fee for all coal mined from lands not owned and controlled by Lessor as of April 1, 2012 equal to (A) the greater of $0.25, or 0.375% of the gross selling price, for each such ton of coal, or (B) the greater of $0.25, or 0.5% of the gross selling price, for each such ton of coal; and (iii)(A) a minimum royalty in advance, for each lease year through the lease year ending on March 30, 2017, equal to $50,000, and (B) for each lease year thereafter, a minimum royalty in advance equal to $75,000. Advance minimum royalties paid under this sublease that pertain to the CSX Minerals Lease may be recouped against future tonnage royalties paid pertaining to that lease during the next 5 lease years. To the extent that this sublease applies to the Ritter Lease premises, the Company shall pay (i) a tonnage royalty equal to (A) the greater of $2.25, or four and one half of one percent (4.5%) of the gross selling price, for each ton of coal mined from the Lower Cedar Grove “A” seam and all seams above the Lower Cedar Grove “A” seam, and (B) the greater of $2.75, or five and one half of one percent (5.5%) of the gross selling price, for each ton of coal mined from all seams below the Lower Cedar Grove “A” seam; (ii) a wheelage fee for all coal mined from lands not owned and controlled by Lessor as of April 1, 2012 equal to (A) the greater of $0.25, or 0.375% of the gross selling price, for each such ton of coal, or (B) the greater of $0.25, or 0.5% of the gross selling price, for each such ton of coal; and (iii)(A) a minimum royalty in advance, for each lease year through the lease year ending on December 31, 2017, equal to $30,000 and (B) for each lease year thereafter, a minimum royalty in advance equal to $50,000. Advance minimum royalties paid under this sublease that pertain to the Ritter Lease may be recouped against future tonnage royalties paid pertaining to that lease during the next five lease years.

By sublease dated September 21, 2021, Ramaco Royalty Company, LLC (“Ramaco Royalty,”) successor by name change to RCA, subleased to the Company the right to mine and remove the seams of coal contained in two base leases with the Cook Heirs (the “Cook Leases.”)  The initial term of the sublease is five years and shall be automatically extended for additional terms of five years each until exhaustion of the mineable and merchantable coal that is the subject of the Cook Leases.  The Company shall pay all royalties and rentals due under the terms of the Cook Leases to the Cook Lessors (annual minimum royalty of $500 payable quarterly, production royalty of the greater of $0.18 per ton of 3.5% of the gross selling price (“GSP”) per ton.)  The Company shall also pay an overriding tonnage royalty to the Ramaco Royalty of 2% of the GSP per ton, as defined in the Cook Leases, and a minimum annual royalty of $500 which may be recouped against the overriding royalty.

By sublease dated August 21, 2021, Ramaco Royalty subleased to the Company the right to mine and remove the seams of coal contained in a lease between Ramaco Royalty and Savanah 605, LLC and Ridgewood 250, LLC (“Base Lease.”)  The initial term of the sublease is five years and shall be automatically extended for additional terms of five years each until exhaustion of the mineable and merchantable coal that is the subject of the Base Lease.  The Company shall pay all royalties and rentals due under the terms of the Base Lease to the Base Lessor (annual minimum of $25,000 and a production royalty equal to 5% of GSP per ton.  The Company shall pay Ramaco Royalty, in arrears, a minimum annual royalty of $25,000 less any amount of overriding royalty paid to Ramaco Royalty during the immediately preceding lease year.  The Company shall pay an overriding royalty to Ramaco Royalty equal to 2% of the GSP per ton, which may be recouped against the overriding royalty.

In addition to the foregoing agreements concerning the Elk Creek property, RCA and Resources entered into a mutual cooperation agreement, dated August 20, 2015. Under the mutual cooperation agreement, each party is required to notify the other in the event that such party acquires an interest in real property adjacent to or contiguous with the Elk Creek property, or which is reasonably possible to mine in connection with the Elk Creek property. RCA granted Resources (i) the option, subject to any third-party agreements which prohibit the exercise of such option, for a period of 10 years, to lease or sublease any real properties owned and/or leased by RCA in and around the Elk Creek property on pricing terms based on a formula set forth in the cooperation agreement, and (ii) a right of first refusal, subject to any third-party agreements which prohibit the exercise of such right, for a period of 10 years, to purchase, lease, sublease or license all or part of real property in and around the Elk Creek property that are owned and/or leased by RCA in which RCA has received a bona fide offer to purchase, lease or sublease such property from a third party. In exchange, Resources granted RCA (i) the option, for a period of three years, to purchase properties owned and/or leased by Resources in and around the Elk Creek property, and (ii) the right of first refusal, for a period of three years, to purchase properties owned and/or leased by Resources in and around the Elk Creek property that are owned and/or leased by Resources in which Resources has received a bona fide offer to purchase such property from a third party.

Berwind

By a sublease dated August 20, 2015, RCA subleased to Resources all of its rights under its lease with Berwind. The initial term of the sublease is five years and may be renewed in five-year increments until exhaustion of the mineable and merchantable coal located on the subleasehold premises. Under this sublease, Resources is obligated to pay Berwind Production Royalty equal to (i) the greater of $4.50 or 6.0% of the gross selling price for each ton of coal mined from the Pocahontas No. 4 seam and all splits thereof on, in, or under the subleasehold premises, (ii) the greater of $3.50 or 5.5% of the gross selling price for each ton of coal mined from the Pocahontas No. 3 seam and all splits thereof on, in, or under the subleasehold premises, and (iii) the greater of $3.00 or 5.0% of the gross selling price for each ton of coal mined from the Squire Jim seam and all splits thereof on, in, or under the subleasehold premises. In addition, Resources owes Berwind a minimum annual royalty in advance equal to $50,000 per year in lease years 1 and 2, $100,000 per year in lease years 3, 4, and 5 and $250,000 per year in lease years 6 and beyond. Resources also owes Berwind a customary wheelage fee equal to 0.5% of the gross sales price of coal mined elsewhere but transported over, under, across or through the lease premises. Under the sublease from RCA to us, we are further obligated to pay RCA a small overriding royalty payment, to which Berwind has agreed, which still reflects an aggregate royalty rate consistent with customary market royalty rates for deep mining. Finally, Resources may recoup $2 million against future Production Royalty payments to Berwind arising from a bonus payment made by RCA upon execution of its lease from Berwind; provided, however, such bonus payment may be recouped against future Production Royalty payments to Berwind at a rate equal to 25% of Production Royalty in excess of the annual minimum royalty.

By a sublease dated August 27, 2021, Ramaco Royalty subleased to Resources all of its rights under that certain Coal Mining Lease dated February 26, 2020 between Ramaco Royalty and Berwind (“Base Lease”).  The initial term of the sublease is five years and automatically extended thereafter for an additional 10 years with one-year extensions thereafter until exhaustion of the mineable and merchantable coal located on the subleased premises. Resources is required to comply with the terms of the Base Lease except for the payment of royalties, rentals and wheelage fees due the under the Base Lease, which shall be paid by Ramaco Royalty.  Under the sublease, Resources is obligated to pay Ramaco Royalty a Tonnage Royalty equal to 7% of GSP per ton and a Minimum Annual Royalty of $150,000 in advance.  Resources is entitled to fully recoup Minimum Annual Royalty against Tonnage Royalty otherwise due under the sublease.

In addition to the foregoing, RCA and Resources entered into a mutual cooperation agreement dated August 20, 2015. Under the mutual cooperation agreement, each party is required to notify the other in the event that such party acquires an interest in real property adjacent to or contiguous with the Berwind property, or which is reasonably possible to mine in connection with the Berwind property. RCA granted Resources (i) the option, subject to any third-party agreements which prohibit the exercise of such option, for a period of 10 years, to lease or sublease any real properties owned and/or leased by RCA in and around the Berwind property on pricing terms based on a formula set forth in the cooperation agreement, and (ii) a right of first refusal, subject to any third-party agreements which prohibit the exercise of such right, for a period of 10 years, to purchase, lease, sublease or license all or part of real property in and around the Berwind property that are owned and/or leased by RCA in which RCA has received a bona fide offer to purchase, lease or sublease such property from a third party. In exchange, Resources granted RCA (i) the option, for a period of three years, to purchase properties owned and/or leased by Resources in and around the Berwind property, and (ii) the right of first refusal, for a period of three years, to purchase properties owned and/or leased by Resources in and around the Berwind property that are owned and/or leased by Resources in which Resources has received a bona fide offer to purchase such property from a third party.

RAM Mine

By an amended and restated lease dated August 20, 2015, RAMACO Northern Appalachia, LLC (“RNA”) and RAM Farms, LLC (“RF”) leased their coal and surface rights, respectively, in and around the RAM Mine property to RAM Mining, LLC (“RAM”). The initial term of this lease is 12 years and expires on August 20, 2027; provided, however, the initial term of this lease shall be automatically extended for ten years from the date when RAM pays to RNA its first payment of Minimum Monthly Royalty (which is specified below). In any event, this lease may be renewed until exhaustion of all mineable and merchantable coal from the premises. RAM is required to pay RNA a tonnage royalty equal to the greater of $2.50 or 5.0% of the gross selling price for each ton of coal mined in, on, or under the premises and sold. In addition to the foregoing tonnage royalty payments, RAM is obligated to pay certain minimum annual royalty payments to RNA and certain surface rentals to RF. Each year, RAM shall pay to RNA $100,000 as minimum annual royalty which is fully recoupable against future tonnage royalty due under the lease, and shall pay to RF $12,000 as surface rental which is not recoupable against future tonnage royalty due under this lease. After RAM obtains all necessary permits, consents and other governmental authorizations to conduct coal mining operations on the RAM Mine property, the annual minimum royalty payment due to RNA shall increase from $100,000 to $500,000. This is expected to occur in 2020. In addition, RAM must pay to some of RNA’s predecessors-in-interest overriding royalty payments equal to $0.50 per ton of coal mined from the premises and a $1,250,000 bonus payment upon obtaining all governmental consents, permits and authorizations necessary to commence mining operations on the premises. Finally, RAM is obligated to pay RNA a wheelage fee equal to 0.5% of the gross sales price of coal mined elsewhere but transported under, over, across or through the leasehold premises.

In addition to the foregoing, RNA and RAM entered into a mutual cooperation agreement, dated August 20, 2015. Under the mutual cooperation agreement, each party is required to notify the other in the event that such party acquires an interest in real property that is located in the Commonwealth of Pennsylvania and contains coal or mining rights. RNA granted RAM (i) the option, subject to any third-party agreements which prohibit the exercise of such option, for a period of 10 years, to lease or sublease any real properties owned and/or leased by RNA in Commonwealth of Pennsylvania, on pricing terms based on a formula set forth in the cooperation agreement, and (ii) a right of first refusal, subject to any third-party agreements which prohibit the exercise of such right, for a period of 10 years, to purchase, lease, sublease or license all or part of real property in and around the Commonwealth of Pennsylvania that are owned and/or leased by RNA in which RNA has received a bona fide offer to purchase, lease or sublease such property from a third party. In exchange, RAM granted RNA (i) the option, for a period of three years, to purchase properties owned and/or leased by RAM in the Commonwealth of Pennsylvania, and (ii) the right of first refusal, for a period of three years, to purchase properties owned and/or leased by RAM in Commonwealth of Pennsylvania that are owned and/or leased by RAM in which RAM has received a bona fide offer to purchase such property from a third party.

Services Agreement

Under a mutual services agreement, dated December 22, 2017 and effective as of March 31, 2017, the Company and Ramaco Coal, LLC agreed to share the services of certain of each company’s employees. This agreement was terminated upon the Company’s acquisition of Ramaco Coal in April 2022. Prior to such termination, each party paid the other a fee on a quarterly basis for such services calculated as the annual base salary of each employee providing services multiplied by the percentage of time each employee spent providing services for the other party. The services were provided for 12-month terms, but could have been terminated by either party at the end of any 12-month term by providing written notice at least 30 days prior to the end of the then-current term.

Corporate Guarantees

Pursuant to a corporate guaranty dated August 20, 2015, Ramaco Coal, LLC absolutely and unconditionally guaranteed to Ramaco Development, LLC (“Ramaco Development”) the performance of RAM Mining, LLC, RNA, RF and RCA under each of the agreements listed above in this section entitled “Historical Transactions With Affiliates” (collectively, the “Mining Agreements”).

Pursuant to a corporate guaranty dated August 20, 2015, Ramaco Development absolutely and unconditionally guaranteed to Ramaco Coal, LLC the performance of RAM and Resources under the Mining Agreements.

These guaranty agreements were terminated upon the Company’s acquisition of Ramaco Coal in April 2022.

Indemnification Agreement

Pursuant to an Indemnification Agreement dated August 20, 2015, by and between Ramaco Coal, LLC and Ramaco Development, Ramaco Development agreed to indemnify and hold harmless Ramaco Coal, LLC for obligations arising under or in connection with those certain permits, consents, agreements and other governmental authorizations identified therein. This agreement was terminated upon the Company’s acquisition of Ramaco Coal in April 2022.

Other Transactions

On April 1, 2023, Ramaco Carbon, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company, retained the brother of Mr. Atkins, to provide management services related to research and analysis of existing carbon products and development of new products for commercialization at an annual rate of compensation of $250,000 plus potential annual cash bonuses dependent upon both Company and individual performance.

During the year ended December 31, 2022, the Company paid $141,066 for information technology and public affairs services to an entity owned by the son of Mr. Atkins.

During the year ended December 31, 2022, the Company paid $761,751.25 to the law firm of Jones & Associates for legal services. Mr. Jones is the owner and manager of Jones & Associates.

Review, Approval or Ratification of Transactions With Related Persons

We maintain a written Related Persons Transactions Policy (the “Policy”) for approval of related party transactions. A “Related Persons Transaction” is a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest (other than solely because of being a director or a less than 10% beneficial owner of another entity). A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors or a director nominee;
●	any person who is known by us to be the beneficial owner of more than 5% of our common stock;
●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, director nominee, executive officer or a beneficial owner of more than 5% of our common stock, and any person (other than a tenant or employee) sharing the household of such director, director nominee, executive officer or beneficial owner of more than 5% of our common stock; and

●	an entity that is owned or controlled by someone listed above, or an entity in which someone listed above has a substantial ownership interest or control of the entity.

The Audit Committee is charged with reviewing the material facts of all Related Persons Transactions and either approving or disapproving of the Company’s participation in such transactions under the Policy, which pre-approves or ratifies (as applicable) certain related person transactions, even if the aggregate amount involved exceeds or will exceed $120,000, including:

●	any employment by the Company of an executive officer if his or her compensation is required to be reported in the Company’s proxy statement under Item 402 of Regulation SK;
●	director compensation that is required to be reported in the Company’s proxy statement under Item 402 of Regulation SK;
●	any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares if the aggregate amount involved for any particular service does not exceed the greater of $100,000 or 3% of that company’s total annual revenues;
●	charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director if the aggregate amount involved does not exceed the lesser of $100,000 or 3% of the charitable organization’s total annual revenues; and
●	any transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g., dividends) is pre-approved or ratified (as applicable).

In determining whether to approve or disapprove entry into a Related Persons Transaction, the Audit Committee takes into account, among other factors, the following: (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (ii) the benefits to the Company and the Related Person, (iii) the extent of the Related Person’s interest in the transaction, (iv) the nature of the interest of the Related Person and (v) whether the transaction may involve a conflict of interest.

The Company’s General Counsel, or such other officer designated by the Board, serves as the “Compliance Officer” for purposes of the Policy.  Directors and executive officers must inform the Compliance Officer at the earliest practicable time of any plan or proposal to engage in a potential Related Person Transaction and supply the Compliance Officer with full details regarding the terms and circumstances of such transaction, including information required to be supplied to enable the Audit Committee to make its determination, as provided for above. If the Compliance Officer is involved in a potential Related Party Transaction, he or she must inform the Chief Executive Officer and the Committee.

Further, the Policy requires that all Related Persons Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.  All transactions, including Related Persons Transactions involving amounts less than $120,000, are subject to the Company’s Code of Conduct, which contains provisions regarding potential conflicts of interest.

DIRECTOR COMPENSATION

Our Compensation Committee oversees fee levels and other elements of compensation for our non-employee directors.

During fiscal year 2022, Messrs. Whiting, Graney, Christian, Frischkorn and Jones and Ms. Giacometto each received a monthly retainer of $12,500 in the form of cash and a restricted stock award on February 16, 2022 under the LTIP of 8,489 shares of common stock, which fully vested at year-end 2022. All members of the Board are reimbursed for reasonable costs and expenses incurred in attending meetings of the Board.

Director Compensation Table

The table below and the narrative in the footnotes provide compensation amounts for our non-employee directors for fiscal year 2022 as well as additional material information in connection with such amounts.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Richard M. Whiting	150,000	132,853	282,853
Patrick C. Graney, III	150,000	132,853	282,853
C. Lynch Christian, II	150,000	132,853	282,853
David E. K. Frischkorn, Jr.	150,000	132,853	282,853
E. Forrest Jones, Jr.	150,000	132,853	282,853
Aurelia Skipwith Giacometto	150,000	132,853	282,853
Bryan H. Lawrence(2)	-	-	-
Peter Leidel(2)	-	-	-
(1)	Amounts in this column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of restricted stock awards granted under out LTIP to certain of our non-employee directors then in office as of February 16, 2022.
(2)	Mr. Lawrence and Mr. Leidel did not receive any compensation for serving as directors of the Company during fiscal year 2022.

STOCK OWNERSHIP

The following table shows stock ownership of (a) each person who is known to us to own beneficially more than 5% of Ramaco Resources’ common stock, based solely on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, and (b) each director or nominee for director, the Chief Executive Officer, the Chief Financial Officer, the other executive officers for whom we are providing detailed compensation information under “Executive Compensation Tables” and our current executive officers and directors as a group. Information for the executive officers and directors is given as of April 28, 2023 except as otherwise indicated. As of April 28, 2023, the Company had 44,414,085 shares of common stock issued, outstanding, and eligible to vote. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and, except as otherwise indicated, the respective holders have sole voting and investment powers over such shares.

All information with respect to beneficial ownership has been furnished by the respective 5% or more shareholders, directors or Named Executive Officers (as defined below), as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is c/o Ramaco Resources, Inc., 250 West Main Street, Suite 1900, Lexington, Kentucky 40507. The address for Yorktown is 410 Park Avenue, Suite 1900, New York, New York 10022.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number(2)%
Five Percent Shareholders:
Yorktown Energy Partners IX, L.P.(3)	5,609,440	12.63%
Yorktown Energy Partners X, L.P.(4)	3,692,881	8.31%
Yorktown Energy Partners XI, L.P.(5)	5,587,127	12.58%
Directors and NEOs:
Randall W. Atkins(6)	3,372,871	7.59%
Christopher L. Blanchard	518,291	1.17%
Jeremy Sussman	448,383	1.01%
Jason T. Fannin	142,116	*
John C. Marcum	144,835	*
Bryan H. Lawrence(7)	15,008,984	33.79%
Peter Leidel(7)	14,965,278	33.69%
Richard M. Whiting	130,483	*
Patrick C. Graney, III	192,483	*
C. Lynch Christian III	94,064	*
David E. K. Frischkorn, Jr.	40,027	*
E. Forrest Jones	50,027	*
Aurelia Skipwith Giacometto	18,077	*
All directors and current executive officers as a group (14 persons)	20,420,111	45.98%

*	Represents less than 1%
(1)	Pursuant to Rule 13d‑3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days.
(2)	The number of shares beneficially owned by each person or group as of April 28, 2023 includes shares of common stock that such person or group has the right to acquire within 60 days of April 28, 2023, including upon the exercise of options to purchase common stock or the vesting of restricted stock awards.

(3)	Number of shares based on a Schedule 13D/A filed with the SEC on June 2, 2022 for Yorktown Energy Partners IX, L.P. available to the Company. Such filings indicate that Yorktown Energy Partners IX, L.P. has shared voting power with respect to 5,609,440 shares and shared dispositive power with respect to 5,609,440 shares. Yorktown IX Company LP is the sole general partner of Yorktown Energy Partners IX, L.P. Yorktown IX Associates LLC is the sole general partner of Yorktown IX Company LP. As a result, Yorktown IX Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners IX, L.P. Yorktown IX Company LP and Yorktown IX Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners IX, L.P. in excess of their pecuniary interest therein.
(4)	Number of shares based on a Schedule 13D filed with the SEC on February 21, 2017. Such filing indicates that Yorktown Energy Partners X, L.P. has shared voting power with respect to 3,692,881 shares and shared dispositive power with respect to 3,692,881 shares. Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners X, L.P. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein.
(5)	Number of shares based on a Schedule 13D filed with the SEC on February 21, 2017. Such filing indicates that Yorktown Energy Partners XI, L.P. has shared voting power with respect to 5,587,127 shares and shared dispositive power with respect to 5,587,127 shares. Yorktown XI Company LP is the sole general partner of Yorktown Energy Partners XI, L.P. Yorktown XI Associates LLC is the sole general partner of Yorktown XI Company LP. As a result, Yorktown XI Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners XI, L.P. Yorktown XI Company LP and Yorktown XI Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners XI, L.P. in excess of their pecuniary interest therein.
(6)	Includes 448,712 shares of common stock underlying employee stock options.
(7)	Because of the relationship of Messrs. Lawrence and Leidel to Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P., and Yorktown Energy Partners XI, L.P. (the “Yorktown Funds”), Messrs. Lawrence and Leidel may be deemed indirect beneficial owners of the 14,889,448 shares of common stock owned by the Yorktown Funds. Pursuant to applicable reporting requirements, Messrs. Lawrence and Leidel are reporting indirect beneficial ownership of the entire amount of the common stock owned by the Yorktown Funds but they disclaim beneficial ownership of such shares.

EXECUTIVE OFFICERS

Name and Principal Position	Age	Position
Randall W. Atkins	70	Chief Executive Officer, Director and Chairman of the Board
Jeremy R. Sussman	40	Chief Financial Officer
John C. Marcum	59	Chief Accounting Officer
Christopher L. Blanchard	48	Chief Operating Officer
Jason T. Fannin	49	Chief Commercial Officer
Barkley J. Sturgill, Jr.	58	General Counsel and Secretary

Biographical information for Mr. Atkins is set forth in this Proxy Statement under the heading “Item 1: Election of Directors.”

Jeremy R. Sussman. Jeremy R. Sussman has served as our Chief Financial Officer since May 2019. Mr. Sussman has an extensive knowledge of the coal industry through his work over many years as one of the leading mining industry analysts on Wall Street. Most recently, Mr. Sussman served as Managing Director – Mining and Metals at Clarksons Platou Securities (“Clarksons”). Mr. Sussman had worked at Clarksons since April 2013. Prior to that Mr. Sussman had worked as a research analyst focusing on the coal space in a variety of other sell-side and buy-side firms. Mr. Sussman graduated from Georgetown University’s McDonough School of Business in 2005.

John C. Marcum. John C. Marcum has served as our Chief Accounting Officer since July 2, 2019. Prior to joining Ramaco Resources in 2018 as Controller, Mr. Marcum served as Vice President of Accounting for Alpha Natural Resources. Mr. Marcum previously held a variety of accounting and finance management positions with Massey Energy, Magnum Coal, and Arcelor Mittal Princeton Mining. Mr. Marcum holds a B.B.A. in Accountancy from Marshall University and a M.B.A. from Morehead State University.

Christopher L. Blanchard. Chris Blanchard has served as our Chief Operating Officer since December 2017. Mr. Blanchard previously served as an independent contractor to the Company through his company. Prior to that he served as Vice President – Operations and Development for Cutlass Collieries, LLC, a Cline Group Company, in Nova Scotia, Canada, and as the Director of Operations Support for an Alpha Natural Resources subsidiary. Mr. Blanchard was previously President of a subsidiary of Massey Energy Company operating the Upper Big Branch mine in April 2010 at the time of an explosion. Mr. Blanchard was not charged in connection with the incident. Mr. Blanchard received his Bachelor of Science in Mining Engineering from Virginia Polytechnic Institute. Mr. Blanchard also holds a M.B.A. from the University of Charleston and a Master of Science in Systems Engineering from Missouri University of Science and Technology.

Jason T. Fannin. Jason Fannin has served as our Chief Commercial Officer since February 2021 and as Senior Vice President and Chief Marketing Officer since April 2020. Prior to that, Mr. Fannin held a variety of sales and marketing positions with Contura Energy, Alpha Natural Resources, and AMCI Resources. Mr. Fannin holds Bachelor of Science degrees in both chemical engineering and chemistry from the West Virginia Institute of Technology and earned his law degree, summa cum laude, from the Appalachian School of Law.

Barkley J. Sturgill, Jr. Barkley Sturgill has served as our General Counsel and Secretary since August 2020. Prior to joining Ramaco Resources, he had spent the past fourteen years at Arch Resources, Inc. (“Arch”) as its Assistant General Counsel. Prior to Arch, Mr. Sturgill served as Chief Legal Counsel for the coal operations of The Brink’s Company, and Senior Corporate Counsel for Massey Energy Company. He spent his early career in private practice, including as a charter shareholder for Kentucky firm of Fitzpatrick, Osborne & Sturgill, PSC where he focused primarily on mineral and coal-related matters. Mr. Sturgill holds a Bachelor of Arts degree from Washington & Lee University and earned his law degree from the Chase College of Law at Northern Kentucky University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

As of December 31, 2022, we ceased to be an “emerging growth company” and, therefore, this year’s Proxy Statement includes additional detail regarding executive compensation that was previously not required, including, without limitation, (1) this compensation discussion and analysis; (2) additional compensation tables; (3) disclosure with respect to the Company’s risk management and pay versus performance; (4) an advisory shareholder vote to approve the compensation of our Named Executive Officers, which is included as the “Say-on-Pay Proposal” in this Proxy Statement; and (5) an advisory shareholder vote on the preferred frequency of advisory shareholder votes to approve the compensation of our Named Executive Officers (as defined below), which is included as the “Say-on-Frequency Proposal” in this Proxy Statement

The purpose of this compensation discussion and analysis section is to provide information about the material elements of compensation that are paid, awarded to, or earned by, our “Named Executive Officers,” who consist of our principal executive officer, principal financial officer, and the three other most highly compensated executive officers. For fiscal year 2022, our Named Executive Officers, were:

●	Randall W. Atkins, Chief Executive Officer and Chairman of the Board;
●	Jeremy R. Sussman, Chief Financial Officer;
●	Christopher L. Blanchard, Chief Operating Officer;
●	Jason T. Fannin, Chief Commercial Officer; and
●	John C. Marcum, Chief Accounting Officer.

Compensation Philosophy and Objectives

Compensation amounts historically have been determined by the Compensation Committee based on a variety of informal factors including our financial condition and available resources, our need to attract and retain executive talent and the compensation levels of our other executive officers, each as of the time of the applicable compensation decision.  In making such determinations, the Compensation Committee has considered the competitive market for corresponding positions within members of our peer group, based on its general knowledge regarding the compensation provided to executive officers of such other companies in our industry through informal discussions with recruiting firms, research, personal knowledge of the competitive market as well as market data provided by our independent compensation consultant Meridian Compensation Partners, LLC (“Meridian”).  As a result, our Compensation Committee does not formally benchmark executive compensation against our peer group or use a formula to set the compensation for our executives in relation to survey data.  Our Compensation Committee, in consultation with Meridian, made compensation decisions for our executive officers based on the various factors and data described above and, for all Named Executive Officers other than our Chief Executive Officer, the recommendations of our Chief Executive Officer, as further described below.

Our Compensation Committee believes our compensation program to be well designed to achieve the following objectives:

●	attract and retain talented and experienced executives in our industry;
●	reward executives whose knowledge, skills and performance are critical to our success;

●	align the interests of our executive officers and shareholders by motivating executive officers to increase shareholder value and rewarding executive officers when shareholder value increases;
●	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;
●	foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our Company; and
●	compensate our executives in a manner that incentivizes them to manage our business to meet our long-range objectives.

Compensation Committee Procedures and Role of Compensation Consultant

For executive officers other than the Chief Executive Officer, the Compensation Committee receives and reviews reports and recommendations from the Chief Executive Officer regarding the performance and recommended compensation of the other executive officers of the Company, and the Compensation Committee recommends to the Board the annual compensation, including salary, incentive and equity compensation, for such officers. The Chief Executive Officer may be present during Compensation Committee discussions evaluating and setting the compensation levels of the Company’s executive officers other than for the Chief Executive Officer but may not vote on such deliberations.  The Compensation Committee also annually analyzes our Chief Executive Officer’s performance and recommends to the Board his base salary, cash performance awards and grants of long-term equity incentive awards based on its assessment of his performance with input from any consultants engaged by the Compensation Committee.  The Compensation Committee has met both formally and informally prior to acting to establish executive compensation.  The Compensation Committee considers various items in its deliberations related to executive compensation including, without limitation, comparative compensation programs utilized by others in the industry, the importance of our executives to the ongoing success and operation of the Company and certain performance parameters related to our executives and the overall business.

In order to ensure that we continue to remunerate our executives appropriately, the Compensation Committee has retained Meridian. Meridian assists the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors and by providing guidance on industry best practices. Meridian performs no other work for us. The Compensation Committee regularly reviews the consultant’s independence relative to key factors identified in the applicable listing standards of NASDAQ. Based on its assessment, the Compensation Committee concluded that Meridian is independent and that no conflicts of interest exist.

The Compensation Committee has worked with Meridian to develop our compensation peer group, which is used in the decision-making process to determine the compensation paid to our Named Executive Officers. Our compensation peer group is primarily comprised of companies within the coal extraction industry. The coal extraction industry has unique dynamics and requires a unique set of skills and experience.  Since there are a limited number of publicly-traded coal extraction companies, and to ensure a sufficient number of companies were included in our compensation peer group, the group also includes companies in other extraction industries

(primarily oil and gas). Our compensation peer group for fiscal year 2022 is comprised of the following companies:

Peabody Energy Corporation	CONSOL Energy Inc.

Talos Energy Inc.	Warrior Met Coal, Inc.

Coronado Global Resources, Inc.	SunCoke Energy, Inc.

Alliance Resource Partners, L.P.	Berry Corporation

Arch Resources, Inc.	Contango Oil & Gas Company

Alpha Metallurgical Resources, Inc.

The Compensation Committee also worked with Meridian to develop our peer group for 2023 compensation decisions.  This updated peer group is also used for the purpose of determining achievement with respect to awards of performance-based restricted stock units (“PSUs”) that were granted to our Named Executive Officers in fiscal year 2022, as further described below.

Elements of Compensation

Our current executive compensation program, which was set by our Compensation Committee, consists of the following components:

●	base salary;
●	annual cash incentive awards linked to overall company and individual performance;
●	periodic grants of long-term equity-based compensation, such as restricted stock, restricted stock units and performance stock units;
●	other executive benefits; and
●	a severance plan for certain executives, which contains termination and change of control benefits.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our shareholders.

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the executive a measure of security in the minimum expected level of compensation, while motivating the executive to focus on business metrics that will produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual cash bonus and long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For key executives, the mix of compensation is weighted relatively evenly between short-term and long-term at-risk pay (annual target incentive cash bonus and long-term incentives). The direct compensation opportunity for the executives (base salary, annual target incentive cash bonus and annual target long-term incentive) results fundamentally in a pay-for-performance orientation, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance as demonstrated in the charts below:

Base Salary

The base salary established for each of our executive officers is intended to reflect each individual’s responsibilities, experience, prior performance and other discretionary factors deemed relevant by our Compensation Committee.  Base salary is also designed to provide our executive officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance.  Our Compensation Committee determines market level compensation for base salaries based on our executives’ experience in the industry with reference to the base salaries of similarly situated executives in the peer group.  The Compensation Committee was also informed by Meridian as to establishing base salaries for our executive officers.

Base salaries for our Named Executive Officers during fiscal year 2022 were generally set at levels deemed by our Compensation Committee as necessary to attract and retain qualified individuals with superior talent commensurate with their relative expertise and prior experience.  When establishing the base salaries for our Named Executive Officers for fiscal year 2022, our Compensation Committee specifically considered Meridian’s review and presentation related to the peer group, as well as each of our Named Executive Officer’s duties and responsibilities.  The salary increases supported the Compensation Committee’s objective to continue to more closely align the Named Executive Officers’ cash compensation with the cash compensation paid to executives in comparable positions in the peer group, as well as reflect the significant growth and performance of the Company in fiscal year 2021.

The base salaries paid to our Named Executive Officers in fiscal year 2021 and fiscal year 2022 are set forth in the chart below.

Named Executive Officer	Fiscal Year 2021 Base Salary	Fiscal Year 2022 Base Salary(1)	Percent Increase
Randall W. Atkins	$600,000	$850,000	42%
Jeremy R. Sussman	$430,000	$580,000	35%
Christopher L. Blanchard	$430,000	$580,000	35%
Jason T. Fannin	$350,000	$550,000	57%
John C. Marcum	$350,000	$450,000	29%

(1)     Pay increases were retroactive to January 1, 2022.

Annual Incentive Cash Bonus

Our Compensation Committee has authority to award annual incentive bonuses to our Named Executive Officers.  The annual cash bonuses are intended to offer incentive compensation by rewarding the achievement of corporate and individual performance objectives.

For fiscal year 2022, the Compensation Committee established the target percentage amounts for the annual incentive cash bonuses for each of our Named Executive Officers, as set forth in the chart below.

Named Executive Officer	Fiscal Year 2022 Base Salary	Fiscal Year 2022 Annual Bonus Target Percentage	Fiscal Year 2022 Annual Bonus Target Amount
Randall W. Atkins	$850,000	200%	$1,700,000
Jeremy R. Sussman	$580,000	150%	$870,000
Christopher L. Blanchard	$580,000	150%	$870,000
Jason T. Fannin	$550,000	150%	$825,000
John C. Marcum	$450,000	100%	$450,000

Historically, the annual bonus was entirely discretionary, with the Compensation Committee determining an executive’s bonus amount after the end of the year taking into account the executive’s individual performance as well as Company performance.  Beginning in fiscal year 2022, the Compensation Committee took a more structured approach (and more aligned with the peer group bonus practices) such that 60% of the total target bonus opportunity was based on Company performance metrics and 40% was based on individual performance (as determined by the Compensation Committee).

The Company performance metrics consisted of: (i) adjusted EBITDA based against budgeted levels and adjusted for any unusual events at the Committee’s discretion, (ii) cash mine costs excluding sales related costs against budgeted levels and adjusted for any unusual events at the Committee’s discretion, (iii) safety compliance, and (iv) environmental compliance, each of which was established by the Compensation Committee to encourage our Named Executive Officers to stay focused on operational execution, balance sheet strength and environmental and safety stewardship.

The following table sets forth the information regarding the Company performance metrics and actual performance for fiscal 2022.

	2022 Performance Metrics				2022 Performance
Performance Goal	Weighting	Threshold Payout (50%)	Target Payout (100%)	Maximum Payout (200%)	Performance	Payout as % of Target	Aggregate Target Bonus % Earned
Adjusted EBITDA(1)	25%	$208M	$260M	$312M	$214M	56%	14.1%
Cost of Coal Sales per Ton Sold(2)	15%	$68.6	$64.1	$59.6	$85.6	0%	0.0%
Safety – TRIR(3)	10%	4.05	3.68	3.31	3.29	200%	20%
Environmental(4)	10%	30	23	20	8	200%	20.0%
Total	60%						54.1%

(1)	Threshold, Target, and Maximum Adjusted EBTIDA goals were established by the Compensation Committee based on budgeted Adjusted EBITDA as of December of 2021. We believe adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance. We defined Adjusted EBITDA for this purpose as EBTIDA of $194.2M (net income ($116.0M), plus depreciation, depletion and amortization ($41.2M), net interest expense ($6.8M), and income tax expense ($30.2M)), adjusted for stock-based compensation ($8.2M), charitable contributions ($1.0M), accretion of asset retirement obligations ($1.1M) and Berwind mine idle costs ($9.5M).
(2)	Threshold, Target and Maximum Cost of Coal Sales per Ton Sold goals were established by the Compensation Committee based on budgeted Cost of Coal Sales per Ton Sold as of December of 2021. We believe this metric provides investors with useful information to enable them to compare our cash cost per ton against similar measure made by other publicly traded coal companies and more effectively monitor changes in coal cost from period to period, excluding the impact of transportation costs which are beyond our control. Cost of Coal Sales per Ton Sold for fiscal year 2022 was $85.60, and was calculated as follows: net cash cost of sales of $205.1M (calculated as cash cost of sales (company produced) ($323.6M) excluding (i) transportation costs ($57.3M), (ii) sale related costs ($51.7M) and (iii) Berwind idle mine costs ($9.5M)), divided by tons sold (2.4M).
(3)	Total Recordable Incident Rate (“TRIR”) is a standard established by the Mine Safety and Health Administration and is widely used by coal companies to judge their safety performance. It is calculated as the sum of Non-Fatal Days Lost rate and No Day Lost rate. Threshold, Target, and Maximum TRIR goals were established by the Compensation Committee based on the average TRIR for 2019, 2020 and 2021.
(4)	Environmental Compliance is measured by the total number of water quality exceedances, excluding selenium (“Net Exceedances”). Threshold, Target, and Maximum Net Exceedances goals were established by the Compensation Committee based on the average Net Exceedance for 2019, 2020 and 2021.

Following the end of the year, the Compensation Committee reviewed the individual performance of the executives and determined the individual performance payout.

Based on corporate and individual performance, the total annual bonus payout for fiscal year 2022 was as follows:

Named Executive Officer	Total Fiscal Year 2022 Annual Bonus Payout	Total Fiscal Year 2022 Annual Bonus Payout as % of Target
Randall W. Atkins	$1,500,000	88.2%
Jeremy R. Sussman	$783,000	90.0%
Christopher L. Blanchard	$696,000	80.0%
Jason T. Fannin	$783,750	95.0%
John C. Marcum	$562,500	125.0%

Long-Term Equity-Based Compensation

We believe that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our executive officers’ total compensation package in equity-based compensation aligns the incentives of our executives with the interests of our shareholders and with our long-term corporate success.  Additionally, we believe that equity-based compensation awards enable us to attract, motivate, retain and adequately compensate executive talent.

Historically, the Compensation Committee has generally awarded time-based restricted stock awards to its executives.  As part of its enhancements to the structure of the compensation program and to more closely align with peer group members, the Compensation Committee determined to award performance-based equity awards as well, and made awards in fiscal year 2022 to each of our Named Executive Officers in the form of time-based restricted stock units (“RSUs”) and PSUs granted under the Ramaco Resources, Inc. Long-Term Incentive, as amended (the “LTIP”).  We believe such equity awards provide executives with a significant long-term interest in our success by rewarding the creation of shareholder value over time.

On February 16, 2022, the Compensation Committee granted RSUs and PSUs to each of our Named Executive Officers under the LTIP, as follows:

Named Executive Officer	RSUs(1)		PSUs
	# Shares	Grant Date Fair Value(2)	# Shares	Grant Date Fair Value(3)
Randall W. Atkins	92,593	$1,449,080	92,593	$2,056,491
Jeremy R. Sussman	43,334	$678,177	43,334	$962,448
Christopher L. Blanchard	43,334	$678,177	43,334	$962,448
Jason T. Fannin	37,037	$579,629	37,037	$822,592
John C. Marcum	12,963	$202,871	12,963	$287,908

(1)	The RSUs vest in 1/3 increments of December 31, 2022, December 31, 2023 and December 31, 2024.
(2)	The grant date fair value is based on the $15.65 closing share price on the February 16, 2022 grant date.
(3)	The grant date fair value of $22.21 per share on the February 16, 2022 grant date is based on a valuation relative to the stock price performance of the 2022 peer group companies, based on a Monte Carlo simulation.

The PSUs will vest and be earned, if at all, based on the Company’s total shareholder return (“TSR”) measured against our peer group (see below) over the three-year performance period from January 1, 2022 through December 31, 2024. The number of PSUs that vest at the end of such performance period will be determined based on the Company’s TSR relative to the TSR of the members of the peer group, with 0% of the PSUs vesting at below threshold achievement (less than the 25th percentile), 50% of the PSUs vesting at threshold achievement (25th percentile), 100% of the PSUs vesting at target achievement (50th percentile), and 200% of the PSUs vesting at maximum achievement (75th percentile or greater), with linear interpolation applied between the 25th and 75th percentiles.

The Compensation Committee and Meridian developed a revised peer group for 2023 compensation decisions, and the Compensation Committee determined that this peer group should be used to measure TSR for the three-year performance period of the PSUs.  This group consists of the following companies: Peabody Energy Corporation, Talos Energy Inc., Coronado Global Resources, Inc., Alliance Resource Partners, L.P., Arch Resources, Inc., Alpha Metallurgical Resources, Inc., CONSOL Energy Inc., Warrior Met Coal, Inc., SunCoke Energy, Inc., Berry Corporation, Compass Minerals International, Inc., Tellurian Inc., Piedmont Lithium Inc., Ring Energy, Inc., and Hallador Energy Company.  This peer group differs from the 2022 peer group in that (i) the last five listed companies were added to the group and (ii) Contango Oil and Gas Company was removed since it is no longer a stand-alone public company.

Other Executive Benefits and Perquisites

We provide the following benefits to our Named Executive Officers on the same basis as other eligible employees:

●	health insurance;
●	vacation, personal holidays and sick days;
●	life insurance and supplemental life insurance;
●	short-term and long-term disability; and
●	a 401(k) plan with matching contributions.

We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.

Severance and Change in Control Benefits

We believe that a strong, experienced management team is essential to the best interests of the Company and our shareholders. We recognize that the possibility of a change in control could arise and that such a possibility could result in the departure or distraction of members of the management team to the detriment of the Company and our shareholders. We have adopted the Ramaco Resources, Inc. Change in Control and Severance Plan (the “Severance Plan”), which provides severance benefits to our Named Executive Officers who enter into participation agreements under the Severance Plan, and who are not parties to any separate individual agreement providing for severance benefits upon a termination of employment or change in control benefits (other than as provided in an equity award agreement). These benefits are enumerated and quantified in the section captioned “Potential Payments Upon Termination or a Change in Control.”  The Company has not entered into employment agreements with any of its Named Executive Officers. We do not provide for excise tax gross-ups to our executive officers and do not expect to do so in the future.

Clawback Policy

The Compensation Committee is reviewing the final rule issued by the SEC and the recently issued NASDAQ listing standards implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will adopt a compliant clawback policy prior to the deadline for doing so.

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year.  The Compensation Committee considers the impact of Section 162(m) when making compensation decisions.

Section 409A Considerations

Another section of the Code, Section 409A, affects the manner by which deferred compensation opportunities are offered to our employees because Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements where necessary to comply with Section 409A.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718, for our equity-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their equity-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their equity-based awards in their income statements over the period that an associate is required to render service in exchange for the award. Future grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Shareholder Say-on-Frequency and Say-on-Pay Advisory Vote

Pursuant to the “Say-on-Frequency Proposal” included in this Proxy Statement, our shareholders will be voting for the first time on the frequency of advisory shareholder votes to approve the compensation of our Named Executive Officers.

Pursuant to the “Say-on-Pay Proposal” included in this Proxy Statement, our shareholders will be voting for the first time to approve the compensation of our Named Executive Officers.  We will consider the outcome of the say-on-pay and say-on-frequency advisory votes when making compensation decisions regarding our Named Executive Officers.

Risk Assessment

The Company has determined that any risks arising from its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to shareholders. The combination of performance measures and maximum payout levels for annual bonuses and the equity compensation programs, as well as the multiyear vesting schedules for equity awards encourage employees to maintain both a short and a long-term view with respect to Company performance.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed with management the compensation discussion and analysis required by Item 402(b) of Regulation S-K. Based on the review and discussions, the Compensation Committee recommended to the Board that the compensation discussion and analysis be included in this Proxy Statement.

Members of the Compensation Committee during fiscal year 2022 include:

●	Patrick C. Graney, III (Chairperson);
●	David E. K. Frischkorn, Jr.; and
●	Richard M. Whiting

Summary Compensation Table for 2022

The following table sets forth certain information with respect to compensation for the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020 earned by, awarded to or paid to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Randall W. Atkins(5)	2022	850,000	600,000	3,505,571	900,000	12,200	5,867,771
Chief Executive Officer, Director and Chairman of the Board	2021	600,000	1,650,000	2,094,248		11,600	4,355,848
	2020	540,000	620,000	1,350,000		11,400	2,521,400
Jeremy R. Sussman	2022	580,000	313,200	1,640,625	469,800	12,200	3,015,825
Chief Financial Officer	2021	430,000	950,000	900,526		11,600	2,292,126
	2020
Christopher L. Blanchard	2022	580,000	278,400	1,640,625	417,600	12,200	2,928,825
Chief Operating Officer	2021	430,000	950,000	900,526		11,600	2,292,126
	2020	378,000	435,000	567,000		11,400	1,391,400
Jason T. Fannin(6)	2022	550,000	313,500	1,402,221	470,250	12,200	2,748,171
Chief Commercial Officer	2021
	2020
John C. Marcum(7)	2022	450,000	319,050	490,779	243,450	12,200	1,515,479
Chief Accounting Officer	2021
	2020

(1)	Amounts in this column reflect a portion of the annual cash incentive bonuses earned by our Named Executive Officers in the applicable fiscal year and paid in the subsequent fiscal year. These amounts were discretionary and for the 2022 fiscal year represent 40% of the annual cash incentive opportunity as determined by the Compensation Committee after considering individual performance. For the 2021 and 2020 fiscal year these amounts represented 100% of the annual cash incentive opportunity after considering both individual and Company performance. Please see the “Compensation Discussion and Analysis - Annual Cash Incentive Bonus” section above for further details on these bonuses.
(2)	Amounts in this column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of the awards of RSUs and PSUs that were granted to each of our Named Executive Officers under the LTIP in fiscal year 2022. The awards of PSUs are ultimately earned based on the Company’s total shareholder return (“TSR”) relative to the TSR of the peer group and could range from 0% to 200% of the target shares. See Notes 2 and 9 to the consolidated financial statements in the Company’s Form 10-K for fiscal year 2022 for a description of the valuation. Assuming maximum performance of 200% and a per share grant date fair value of $22.21, the grant date fair value included in this column would increase for Mr. Atkins, Mr. Sussman, Mr. Blanchard, Mr. Fannin and Mr. Marcum by approximately $2,056,491, $962,448, $962,448, $822,592 and $287,908, respectively. Please see the “Outstanding Equity Awards at 2022 Fiscal Year End” table below for further details regarding these awards.
(3)	Amounts in this column reflect annual non-equity cash incentive bonuses earned by our Named Executive Officers in fiscal year 2022 and paid in fiscal year 2023. Such bonuses were awarded pursuant to the Company’s Annual Incentive Bonus Program and represent 60% of the total annual incentive opportunity. The amounts were determined based on the following performance metrics: Adjusted EBITDA, cash mine costs, safety compliance, and environmental compliance. Please see the “Compensation Discussion and Analysis - Annual Bonus” section above for further details on these bonuses.
(4)	Amounts in this column reflect, for fiscal year 2022, the employer contributions made pursuant to the Company’s 401(k) plan to each of the Named Executive Officers.
(5)	Mr. Atkins received no additional compensation in fiscal year 2022 for serving on the Board.
(6)	Mr. Fannin is a Named Executive Officer for the first time in fiscal year 2022.
(7)	Mr. Marcum is a Named Executive Officer for the first time in fiscal year 2022.

2022 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2022 with respect to our Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Randall W. Atkins		510,000	1,020,000	2,040,000
	February 16, 2022				46,297	92,593	185,186	92,593	3,505,571
Jeremy R. Sussman		261,000	522,000	1,044,000
	February 16, 2022				21,667	43,334	86,668	43,334	1,640,625
Christopher L. Blanchard		261,000	522,000	1,044,000
	February 16, 2022				21,667	43,334	86,668	43,334	1,640,625
Jason T. Fannin		247,500	495,000	990,000
	February 16, 2022				18,519	37,037	74,074	37,037	1,402,221
John C. Marcum		135,000	270,000	540,000
	February 16, 2022				6,482	12,963	25,926	12,963	490,779

(1)	The non-equity incentive portion of the annual cash bonuses under the Company’s Annual Bonus Program were subject to performance in fiscal year 2022, which has now occurred. The information in these columns reflects the range of potential payouts at the time the performance goals were set by the Compensation Committee and based on salary increases for fiscal year 2022 that were effective as of January 1, 2022. Please see the “Compensation Discussion and Analysis - Annual Bonus” section above for further details on these bonuses.
(2)	Amounts in this column reflect awards of PSUs granted to each of our Named Executive Officers under the LTIP in fiscal year 2022.
(3)	Amounts in this column reflect awards of RSUs granted to each of our Named Executive Officers under the LTIP in fiscal year 2022.
(4)	Amounts in this column reflect the grant date fair value of the applicable awards of RSUs and PSUs, computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards of our Named Executive Officers as of December 31, 2022 with respect to the Named Executive Officer.  The market value of the shares in the following table is the fair value of such shares at December 31, 2022.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Randall W. Atkins	February 16, 2022					61,729 (3)	542,598
	February 16, 2022							46,297(4)	406,946
	February 16, 2021					479,233 (5)	4,212,458
	February 18, 2020					441,176 (6)	3.877,937
	August 31, 2016	448,712(7)		5.34	August 31, 2026
Jeremy R. Sussman	February 16, 2022					28,889 (3)	253,934
	February 16, 2022							21,667(4)	190,453
	February 16, 2021					206,070 (5)	1,811,355
	February 18, 2020					185,294 (6)	1,628,734
Christopher L. Blanchard	February 16, 2022					28,889 (3)	253,934
	February 16, 2022							21,667 (4)	190,453
	February 16, 2021					206,070 (5)	1,811,355
	February 18, 2020					185,294 (6)	1,628,734
Jason T. Fannin	February 16, 2022					24,691 (3)	217,034
	February 16, 2022							18,519 (4)	162,778
	February 16, 2021					86,262 (5)	758,243
	April 16, 2020					49,020 (6)	430,886
John C. Marcum	February 16, 2022					8,642 (3)	75,963
	February 16, 2022							6,482(4)	56,972
	February 16, 2021					63,898 (5)	561,663
	February 18, 2020					48,529 (6)	426,570

(1)	The treatment of these awards upon certain termination and change in control events is described in the “Potential Payments Upon Termination or a Change in Control” section below.
(2)	The values in these columns are calculated based on $8.79 per share, the closing price of the Company’s common stock on December 31, 2022.
(3)	On February 16, 2022, each of our Named Executive Officers were granted an RSU award under the LTIP, each of which vests one-third on each of December 31, 2022, December 31, 2023 and December 31, 2024, subject to continued employment through each such vesting date.
(4)	On February 16, 2022, each of our Named Executive Officers were granted a PSU award under the LTIP, each of which (i) time-vests on December 31, 2024, the last day of the three-year performance period, subject to continued employment through such date, and (ii) performance-vests based upon our TSR during the performance period, as measured against our performance peer group. The awards of PSUs can ultimately vest from 0% to 200%. The number of PSUs vesting as reported in this column and the value reported in the last column are based on attainment of the performance goal at the threshold level.
(5)	In February 2021, each of our Named Executive Officers were granted a restricted stock award under the LTIP, each of which fully vests on June 30, 2024, subject to continued employment through such vesting date.
(6)	In February 2020, each of our Named Executive Officers were granted a restricted stock award under the LTIP (other than Mr. Fannin, who received such grant in April 2020), each of which fully vests on June 30, 2023, subject to continued employment through such vesting date.
(7)	On August 31, 2016, stock options were granted to Mr. Atkins under our predecessor Ramaco Development’s 2016 Membership Unit Option Plan. The options granted to Mr. Atkins vested in full and were converted into options under our LTIP in connection with our initial public offering.

Options Exercised and Stock Vested in the 2022 Fiscal Year

The following table sets forth certain information with respect to the exercise of stock options or vesting of other awards during the fiscal year ended December 31, 2022 with respect to our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Randall W. Atkins	20,000 (3)	124,000 (4)	259,384	3,276,333
Jeremy R. Sussman	-	-	91,227	1,136,655
Christopher L. Blanchard	-	-	110,425	1,389,109
Jason T. Fannin	-	-	12,346	108,521
John C. Marcum	-	-	4,321	37,982

(1)	Represents the gross number of shares that vested pursuant to restricted stock awards and/or RSU awards during fiscal year 2022, without reduction for any shares withheld to satisfy applicable tax obligations.
(2)	Represents the value of the gross number of shares that vested pursuant to restricted stock awards and/or RSU awards during fiscal year 2022, calculated by multiplying the gross number of shares that vested by the closing stock price on each vesting date.
(3)	Represents the gross number of shares acquired by Mr. Atkins upon his partial exercise of his option award during fiscal year 2022, without reduction for any shares withheld to satisfy applicable tax obligations.
(4)	Represents the value of the options that were exercised by Mr. Atkins during fiscal year 2022, calculated by multiplying the gross number of shares acquired by the excess of the closing stock price on the exercise date over the exercise price.

Potential Payments Upon Termination or a Change in Control

On April 27, 2020, our Compensation Committee adopted the Severance Plan. Severance benefits are determined based on whether the qualifying termination of employment occurs during the period beginning 90 days before and ending 24 months after the date of a change in control (as such term is defined in the Severance Plan, the “protected period”). Change in control under the Severance Plan is defined as a “change in control event” within the meaning of Treasury Regulations 1.409A-3(i)(5)(i).  All of our Named Executive Officers participated in the Severance Plan in fiscal year 2022, except for Mr. Marcum who did not participate in the Severance Plan until February 20, 2023.

If a participating Named Executive Officer is terminated without “cause” (as such term is defined in the Severance Plan) by us at a time other than within the protected period, the participant will be entitled to receive:

●	a lump sum cash severance payment equal to (i) the sum of (A) the participant’s annual base salary rate plus (B) the greater of (x) such participant’s target bonus under our annual bonus plan for the year of termination and (y) the average annual bonus paid to such participant for the past three calendar years preceding the year of termination, multiplied by (ii) 2.0 (the “Severance Multiple”) (such payment, the “Non-CiC Severance Payment”);
●	a lump sum cash payment equal to a prorated portion of the participant’s target bonus for the year in which the termination occurs (such payment, the “Prorated Target Bonus Payment”);
●	accelerated vesting of time-based equity or equity-based awards;
●	subject to the participant’s election, continued medical, dental and vision coverage under COBRA at a monthly premium cost to the participant that is no greater than the cost paid by the participant immediately prior to his or her termination, for a period of up to 18 months; and

●	a lump sum cash payment equal to the employer matching contribution that would be made by us under the terms of our 401(k) plan as if the participant had elected to contribute the maximum amount allowable into our 401(k) plan over a period of 24 months (such payment, the “401(k) Payment”).

In addition, if a participant is terminated involuntarily by us without cause during the protected period, or the participant resigns his or her employment for “good reason” (as such term is defined in the Severance Plan) during the protected period (each, a “Qualifying Termination”), then the participant will be entitled to receive the same severance benefits summarized above, except that the Severance Multiple used to calculate the lump sum cash severance payment increases to 2.5 (such payment, the “CiC Severance Payment”).

Benefits under the Severance Plan are subject to the participant’s execution of an effective release of claims and compliance with certain restrictive covenants, including non-competition and non-solicitation restrictions that apply for 12 months after termination.

Our LTIP provides that in the event of a “change in control” (as such term is defined in the LTIP) or other changes in us or our common stock, the Board may, in its discretion, (i) accelerate the time of exercisability of an award, (ii) require awards to be surrendered in exchange for a cash payment (including canceling a stock option or stock appreciation right for no consideration if it has an exercise price or grant price less than the value paid in the transaction), (iii) cancel awards that remain subject to a restricted period as of the date of the change in control or other event without payment or (iv) make any other adjustments to awards that the Board deems appropriate to reflect the applicable transaction or event.

2022 RSU and PSU Awards

Pursuant to the terms of the 2022 RSU awards granted to each of our Named Executive Officers (except for Mr. Marcum), in the event the applicable Named Executive Officer is a participant in the Severance Plan and incurs a Qualifying Termination, any unvested RSUs held by the Named Executive Officer as of such termination date will immediately accelerate and vest.

Pursuant to the terms of the 2022 PSU awards granted to each of our Named Executive Officers, in the event a “change in control” (as such term is defined in the LTIP) occurs during the performance period and the applicable Named Executive Officer is employed as of the closing date of such change in control, any unvested PSUs held by the Named Executive Officer as of such date will automatically be deemed to have vested based on maximum achievement of performance and will be settled within five business days after the end of the performance period, subject to continued employment through the end of the performance period.  Notwithstanding the foregoing, in the event the Named Executive Officer is a participant in the Severance Plan and incurs a Qualifying Termination, any unvested PSUs held by the Named Executive Officer as of such termination date will be treated as time-based equity awards under the Severance Plan and will immediately accelerate and vest (based on maximum achievement of performance).

The following table provides information regarding potential payments to certain of our Named Executive Officers as of December 31, 2022 in connection with certain termination or change in control events.

Benefits and Payments Upon Termination(1)	Termination by the Company Without Cause ($)	Qualifying Termination ($)	Change in Control (Without a Qualifying Termination) ($)
Randall W. Atkins
Aggregate Cash Payment(2)	6,826,400	8,101,400	-
Accelerated Vesting of Equity Awards(3)	8,632,993	10,260,778	1,627,785
COBRA Payments(4)	39,280	39,280	-
Jeremy R. Sussman
Aggregate Cash Payment(2)	3,796,400	4,521,400	-
Accelerated Vesting of Equity Awards:(3)	3,694,024	4,455,836	761,812
COBRA Payments(4)	39,280	39,280	-

Benefits and Payments Upon Termination(1)	Termination by the Company Without Cause ($)	Qualifying Termination ($)	Change in Control (Without a Qualifying Termination) ($)
Christopher L. Blanchard
Aggregate Cash Payment(2)	3,796,400	4,521,400	-
Accelerated Vesting of Equity Awards:(3)	3,694,024	4,455,836	761,812
COBRA Payments(4)	39,280	39,280	-
Jason T. Fannin
Aggregate Cash Payment(2)	3,601,400	4,288,900	-
Accelerated Vesting of Equity Awards:(3)	1,406,163	2,057,273	651,110
COBRA Payments(4)	22,263	22,263	-
John C. Marcum
Accelerated Vesting of Equity Awards:(3)	-	-	227,890

(1)	Information in this table assumes a termination date of December 31, 2022 and a price per share of the Company’s common stock of $8.79 (the closing price of the Company’s common stock on December 31, 2022).
(2)	Represents the aggregate lump sum cash payment payable to the applicable Named Executive Officer (calculated based on the base salary in effect as of December 31, 2022) in accordance with the terms of the Severance Plan. This includes the following payments under the Severance Plan, as further described above: (i) the Non-CIC Severance Payment or the CIC Severance Payment, as applicable, (ii) the Prorated Target Bonus Payment, and (iii) the 401(k) Payment.
(3)	Represents the aggregate value of the applicable Named Executive Officer’s accelerated equity awards payable to the Named Executive Officer in accordance with the terms of the Severance Plan and/or the applicable award agreements.
(4)	Represents the aggregate COBRA payments payable to the applicable Named Executive Officer in accordance with the terms of the Severance Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to our LTIP as of December 31, 2022, the only equity compensation plan in effect as of December 31, 2022, which was approved by our existing shareholders prior to our initial public offering.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of Securities remaining available for future issuance under equity compensation plans(3)
Equity compensation plans approved by security holders	4,477,890	$5.34	5,410,198
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	4,477,890	$5.34	5,410,198

(1)	Includes outstanding stock options as well as unvested awards of restricted stock, restricted stock units, and target performance stock units
(2)	Exercise price is applicable only to stock options. This is not applicable to restricted stock awards, restricted stock units, or performance stock units.
(3)	The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, restricted stock units, stock awards, dividend equivalents, other stock-based awards, cash awards, substitute awards and performance awards. The shares remaining available for issuance generally may be used for any of these types of awards.

PAY VERSUS PERFORMANCE

SCT Compared to CAP

The following table compares the total compensation from the Summary Compensation Table (“SCT”) to compensation actually paid (“CAP”) for the CEO and the average CAP paid to the other non-CEO Named Executive Officers (“NEOs”) for the fiscal years ended December 31, 2020, December 31, 2021 and December 31, 2022. This table also includes, for comparative purposes, the Company’s total shareholder return (“TSR”), peer group TSR, and the Company’s net income and Adjusted EBITDA.

						Value of Initial Fixed $100 Investment Based On:
Year	SCT Total for PEO(1)	CAP for PEO(2)		Average SCT Total for Non- PEO NEOs	Average CAP for Non-PEO NEOs(4)	Total Shareholder Return	Peer Group Total Shareholder Return(5)	Net Income (Loss) (in millions)	Adjusted EBITDA (in millions)(6)
2022	$5,867,771	$(894,648)	(3)	$2,552,075	$469,773	$245.87	$183.90	$116.0	$214.1
2021	$4,355,848	$16,280,449		$2,292,126	$7,158,856	$379.89	$99.73	$39.8	$79.0
2020	$2,521,400	$1,987,124		$1,916,400	$1,556,635	$80.45	$52.90	$(4.9)	$18.5

(1)	Mr. Atkins was our PEO for fiscal years 2022, 2021, and 2021. For fiscal year 2022, the non-PEO NEOs of the Company were Messrs. Sussman, Blanchard, Fannin and Marcum. For fiscal year 2021, the non-PEO NEOs of the Company were Messrs. Blanchard and Sussman. For fiscal year 2020, the non-PEO NEOs of the Company were Messrs. Blanchard and Michael D. Bauersachs (the Former President, Chief Executive Officer and Director).
(2)	The following table sets forth adjustments made to the SCT Total for our PEO during each year to determine compensation actually paid, with “fair value” calculated in accordance with ASC Topic 718 as of the end of the specified period. Since the Company did not report a change in pension value for the CEO for any years reflected in the Summary Compensation Table, adjustments for pension are not needed.
(3)	The negative CAP is primarily due to the decline in fair value from December 31, 2021 to December 31, 2022 of awards granted in years prior to 2022.

	2022	2021	2020
SCT Total for PEO	$5,867,771	$4,355,848	$2,521,400
(Deduct) amounts reported under “Stock Awards” Column of the SCT	$(3,505,571)	$(2,094,248)	$(1,350,000)
(Deduct) amounts reported under “Option Awards” Column of the SCT	$0	$0	$0
Add the fair value of awards granted in the covered year that remain outstanding and unvested as of covered year-end (a)	$1,001,859	$6,517,569	$1,270,587
Add(Subtract) change in fair value of awards granted in any prior year that remain outstanding and unvested as of the covered year-end (b)	$(4,427,167)	$7,179,141	$(247,029)
Add the fair value of awards granted and vested during the covered year (c)	$271,295	$0	$0
Add(Subtract) change in fair value from prior year-end to vesting date of awards granted in any prior year that vested during the covered year (d)	$(102,834)	$322,139	$(207,835)
Subtract fair value of awards granted in any prior year that were forfeited or failed to vest during the covered year	$0	$0	$0
Add dividends on unvested awards paid during the covered year	$0	$0	$0
Add incremental fair value of awards modified during the covered year	$0	$0	$0
CAP for PEO (e)	$(894,648)	$16,280,449	$1,987,124

a.	For 2022, the value includes the fair value of RSU and PSU awards granted in February 2022 that are unvested as of December 31, 2022. For 2021, the value includes the fair value of restricted stock awards granted in February 2021 with a vesting date of June 30, 2024. For 2020, the value includes the fair value of restricted stock awards granted in February 2020 with a vesting date of June 30, 2023. Restricted stock and RSUs were valued using the year-end closing stock price. PSUs were valued using a Monte Carlo simulation performed as of December 31, 2022.
b.	For 2022, the value includes the change in fair value of restricted stock awards granted in February 2020 and February 2021 with vesting dates of June 30, 2023 and June 30, 2024, respectively. For 2021, the value includes the change in fair value of restricted stock awards granted in January 2019 and February 2020 with vesting dates of June 30, 2022 and June 30, 2023, respectively. For 2020, the value includes the change in fair value of restricted stock awards granted in January 2018 and January 2019 with vesting dates of June 30, 2021 and June 30, 2022, respectively. Restricted stock was valued using the year-end closing stock price.
c.	For 2022, the value is related to 30,864 RSUs that were granted in February 2022 and vested at year-end 2022. The fair value is based on the closing stock price on the vesting date.
d.	For 2022, the value includes the change in fair value of 228,520 restricted shares granted in January 2019 that vested on June 30, 2022. For 2021, the value includes the change in fair value of 124,378 restricted shares granted in January 2018 that vested on June 30, 2021. For 2020, the value includes the change in fair value of 144,330 restricted shares granted in previous years that vested on June 30, 2020.
e.	The negative CAP is primarily due to the decline in fair value from December 31, 2021 to December 31, 2022 of awards granted in years prior to 2022.
(4)	The following table sets forth adjustments made to the SCT Total during each year to determine average CAP to the Non-PEO NEOs, with “fair value” calculated in accordance with ASC Topic 718 as of the end of the specified period. Since the Company did not report a change in pension value for any of the Non-PEO NEOs for any years reflected in the Summary Compensation Table, adjustments for pension are not needed.

	2022	2021	2020
Average total SCT for non-PEO NEOs	$2,552,075	$2,292,126	$1,916,400
(Deduct) amounts reported under “Stock Awards” Column of the SCT	$(1,293,563)	$(900,526)	$(958,500)
(Deduct) amounts reported under “Option Awards” Column of the SCT	$0	$0	$0
Add the fair value of awards granted in the covered year that remain outstanding and unvested as of covered year-end (a)	$369,685	$2,802,552	$902,117
Add(Subtract) change in fair value of awards granted in any prior year that remain outstanding and unvested as of the covered year-end (b)	$(1,239,100)	$2,912,356	$(171,255)
Add the fair value of awards granted and vested during the covered year (c)	$100,112	$0	$0
Add(Subtract) change in fair value from prior year-end to vesting date of awards granted in any prior year that vested during the covered year (d)	$(19,436)	$52,348	$(132,126)
Subtract fair value of awards granted in any prior year that were forfeited or failed to vest during the covered year	$0	$0	$0
Add dividends on unvested awards paid during the covered year	$0	$0	$0
Add incremental fair value of awards modified during the covered year	$0	$0	$0
Average CAP for non-PEO NEOs	$469,773	$7,158,856	$1,556,635

a.	For 2022, the value is related to the fair value of RSU and PSU awards granted in February 2022 that are unvested as of December 31, 2022. For 2021, the value is related to the fair value of restricted stock awards granted in February 2021 with a vesting date of June 30, 2024. For 2020, the value is related to the fair value of restricted stock awards granted in February 2020 with a vesting date of June 30, 2023. Restricted stock and RSUs were valued using the year-end closing stock price. PSUs were valued using a Monte Carlo simulation performed as of December 31, 2022.
b.	For 2022, the value is related to the change in fair value of restricted stock awards granted in February or April of 2020 and February 2021 with vesting dates of June 30, 2023 and June 30, 2024, respectively. For 2021, the value is related to the change in fair value of restricted stock awards granted in 2019 and 2020 with vesting dates of June 30, 2022 and June 30, 2023, respectively. For 2020, the value includes the change in fair value of restricted stock awards granted in January 2018 and January 2019 with vesting dates of June 30, 2021 and June 30, 2022, respectively. Restricted stock was valued using the year-end closing stock price.
c.	For 2022, the value is related to RSUs that were granted in February 2022 and vested at year-end 2022. The fair value is based on the closing stock price on the vesting date.
d.	For 2022, the value is related to the change in fair value of restricted shares granted in 2019 that vested on June 30, 2022. For 2021, the value is related to the change in fair value of restricted shares granted in January 2018 that vested on June 30, 2021. For 2020, the value is related to the change in fair value of restricted shares granted in previous years that vested on June 30, 2020.
(5)	We used our compensation peer group to calculate our peer group total shareholder return (“TSR”) for purposes of this table (i.e., Peabody Energy Corporation, Alliance Resource Partners, L.P., Alpha Metallurgical Resources, Inc., Talos Energy Inc., CONSOL Energy Inc., Arch Resources, Inc., Coronado Global Resources, Inc., Warrior Met Coal, Inc., SunCoke Energy, Inc., Berry Corporation, and Contango Oil and Gas Company (2020 only)).
(6)	We have selected Adjusted EBITDA as our most important financial performance measure used by us to link compensation actually paid to our Named Executive Officers to Company performance for fiscal year 2022.
●	Adjusted EBITDA for 2022 is calculated as EBITDA of $194.2M (net income ($116.0M), plus depreciation, depletion and amortization ($41.2M), net interest expense ($6.8M), and income tax expense ($30.2M)), adjusted for stock-based compensation ($8.2M), charitable contributions ($1.0M), accretion of asset retirement obligations ($1.1M) and Berwind mine idle costs ($9.5M).
●	Adjusted EBITDA for 2021 is calculated as EBTIDA of $73.2M (net income ($39.8M), plus depreciation, depletion and amortization ($26.2M), net interest expense ($2.6M), and income tax expense ($4.6M)), adjusted for stock-based compensation ($5.3M) and accretion of asset retirement obligations ($0.6M).
●	Adjusted EBITDA for 2020 is calculated as EBTIDA of $13.7M (net loss ($-4.9M), plus depreciation, depletion and amortization ($20.9M) and net interest expense ($1.2M), minus income tax benefit ($3.5M)), adjusted for stock-based compensation ($4.1M) and accretion of asset retirement obligations ($0.6M).

Comparative Disclosure

The following graph sets forth the relationship between TSR and amount of compensation actually paid (CAP) to the PEO and Non-PEO NEOs for the years ended on December 31, 2022, December 31, 2021 and December 31, 2020.

CAP and TSR
$1,400
$1,100
$800
$500
$200
$(100)
2020
2021
2022
PEO CAP (in ten thousands)
Average CAP for Non-PEO NEOs (in ten thousands)
TSR

The following graph sets forth the relationship between Net Income and amount of compensation actually paid (CAP) to the PEO and Non-PEO NEOs for the years ended on December 31, 2022, December 31, 2021 and December 31, 2020.

CAP and Net Income
$110,000,000
$90,000,000
$70,000,000
$50,000,000
$30,000,000
$10,000,000
$(10,000,000)
2020
2021
2022
PEO CAP
Average CAP for Non-PEO NEOs
Net Income

The following graph sets forth the relationship between Adjusted EBITDA and amount of compensation actually paid (CAP) to the PEO and Non-PEO NEOs for the years ended on December 31, 2022, December 31, 2021 and December 31, 2020.

CAP and Adjusted EBITDA
$190,000,000
$140,000,000
$90,000,000
$40,000,000
($10,000,000)
2020
2021
2022
PEO CAP
Average CAP for Non-PEO NEOs
Adjusted EBTIDA

The following graph sets forth the relationship between our TSR and our peer group TSR for the years ended on December 31, 2022, December 31, 2021 and December 31, 2020.

REGISTRANT TSR TO PEER TSR
$400
$350
$300
$250
$200
$150
$100
$50
$0
2020
2021
2022
TSR
Peer TSR

Financial Performance Measures

The four items listed below represent measured the most important metrics used to link CAP to Company performance for the 2022 fiscal year as further described in the section titled “Annual Cash Incentive Bonus” of the Compensation Discussion and Analysis.

Most Important Performance Measures
Adjusted EBITDA
Cost of Coal Sales Per Ton
Safety - TRIR
Environmental

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility for independent oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Ramaco Resources. The Audit Committee is responsible for the appointment, compensation, retention, oversight and evaluation of the independent external audit firm retained to audit Ramaco Resources’ financial statements. Further description of the Audit Committee’s responsibilities is provided in the Audit Committee Charter available at www.ramacoresources.com.

The Audit Committee is composed of three directors, each of whom is independent as defined by the NASDAQ listing standards. The relevant experience and qualifications of the directors are set forth in director biographies included in this Proxy Statement. After reviewing qualifications and evaluating independence and past performance, the Audit Committee retained the registered accounting firm of MCM CPAs & Advisors LLP (“MCM”), as the Company’s independent auditor (the “independent auditor”) in order to audit, and express an opinion on, the financial statements of the Company for the year ending December 31, 2023.

In discharging its oversight responsibility as to the audit process, the Audit Committee (a) obtained from the independent auditor a formal written statement describing all relationships between the independent auditor and its representatives and Ramaco Resources that might reasonably be thought to bear on the auditor’s independence consistent with applicable Public Company Accounting Oversight Board (“PCAOB”) requirements and (b) discussed with the independent auditor any relationships that may impact the objectivity and independence of the independent auditor. The Audit Committee reviewed with the independent auditor the audit plans, audit scope and identification of audit risks. The Audit Committee discussed and reviewed with the independent auditor all communications and other matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission (“SEC”), including those described in PCAOB Auditing Standard No. 16, as amended (Communication with Audit Committees).

The Audit Committee established a practice to meet at least once per year with the Compensation Committee and the Environment and Health and Safety Committee, currently charged with oversight of management’s response to the risks related to the Coronavirus and cyber security, to review the material issues before these Committees and the practices of the Committees in responding thereto, particularly as they relate to enterprise risk.

Management has the responsibility for the preparation of Ramaco Resources’ financial statements and for its internal controls and has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The independent auditor has the responsibility for the examination of those statements and the related audit of internal control over financial reporting. The Audit Committee reviewed and discussed the audited financial statements of Ramaco Resources as of and for the fiscal year ended December 31, 2022, separately and together with management and the independent auditor. The Audit Committee also reviewed and discussed, separately and together with management and the independent auditor, management’s report on internal control over financial reporting and the independent auditor’s examination of and report on the quality and adequacy of Ramaco Resources’ internal control over financial reporting and the testing of those controls.

Based on the above-mentioned review and discussions with management and the independent auditor, the Audit Committee recommended to the Board that Ramaco Resources’ audited financial statements for the fiscal year ended December 31, 2022, be included in its Annual Report on Form 10-K for filing with the SEC.

Richard M. Whiting, Chairman C. Lynch Christian III David E.K. Frischkorn, Jr.

ITEM 2: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On January 1, 2022, the partners and professional staff of Briggs & Veselka Co. (“BV”), which was engaged as the independent registered public accounting firm of the Company, joined Crowe LLP (“Crowe”). As a result of this transaction, BV resigned as the Company's independent registered public accounting firm on January 20, 2022. On January 21, 2022, following the resignation of BV, the Company, through and with the approval of its Audit Committee, appointed Crowe as its independent registered public accounting firm.

The reports of BV on the financial statements of the Company for the fiscal years ended December 31, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2020 and 2019 and through January 20, 2022, there were no disagreements between the Company and BV on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BV, would have caused BV to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements. During the Company’s past fiscal years ended December 31, 2020 and 2019 and the interim period through January 20, 2022, BV did not advise the Company of any of the matters specified in Item 304(a)(1)(v) of Regulation S-K. During the fiscal year ended December 31, 2021 and the subsequent interim period through April 14, 2022, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, there was a material weakness for the fiscal year ended December 31, 2021 in the Company’s internal control over financial reporting related to information technology general controls (“ITGCs”) in the areas of user access and certain automated and manual business process controls that are dependent on the affected ITGCs. This material weakness did not result in any material misstatement of the Company’s consolidated financial statements for the periods presented. This reportable event was discussed among the Audit Committee and Crowe. Crowe has been authorized by the Company to respond fully to the inquiries of the successor independent registered public accounting firm concerning this reportable event.

The Company provided BV with a copy of its Current Report on Form 8-K prepared in accordance with Item 304(a) of Regulation S-K prior to its filing with the Securities and Exchange Commission and requested that BV furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from BV was filed in the Company’s Current Report on Form 8-K dated January 24, 2022, as Exhibit 16.1 thereto.

During the Company’s two most recently completed fiscal years and the interim period through the date of engagement of Crowe, neither the Company nor anyone on behalf of the Company consulted with Crowe regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

On April 14, 2022, the Company notified Crowe of its dismissal, effective April 14, 2022, as the Company’s independent registered public accounting firm. Crowe served as the auditors of the Company’s financial statements for the period from January 21, 2022 through April 14, 2022.

The report of Crowe on the financial statements of the Company for the fiscal year ended December 31, 2021 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. The decision to change the independent registered public accounting firm was approved by the Company’s Audit Committee.

During the period from January 21, 2022 through April 14, 2022, the period during which Crowe was engaged as the Company’s independent registered public accounting firm, there were no disagreements between the Company and Crowe on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe, would have caused Crowe to make reference to the subject matter of the disagreements in connection with its audit report on the Company’s financial statements. During the fiscal year ended December 31, 2021 and the subsequent interim period through April 14, 2022, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, there was a material weakness for the fiscal year ended December 31, 2021 in the Company’s internal control over financial reporting related to information technology general controls (“ITGCs”) in the areas of user access and certain automated and manual business process controls that are dependent on the affected ITGCs. This material weakness did not result in any material misstatement of the Company’s consolidated financial statements for the periods presented. This reportable event was discussed among the Audit Committee and Crowe. Crowe has been authorized by the Company to respond fully to the inquiries of the successor independent registered public accounting firm concerning this reportable event.

The Company provided Crowe with a copy of its current report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the Securities and Exchange Commission and requested that Crowe furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from Crowe was filed in the Company’s Current Report on Form 8-K dated April 20, 2022, as Exhibit 16.1 thereto.

On April 19, 2022, the Company engaged MCM CPAs & Advisors LLP (“MCM”) as the Company’s independent registered public accounting firm in order to audit, and express an opinion on the financial statements of the Company for the year ending December 31, 2022. The Audit Committee approved the engagement with MCM.

During the period from January 1, 2020 through April 19, 2022, the Company did not consult with MCM regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Principal Accounting Firm Fees

The Company does not expect that representatives of MCM will be present at the Annual Meeting.

Aggregate fees related to services provided to Ramaco Resources for the fiscal years ended December 31, 2022 and 2021 by Ramaco Resources’ principal accounting firm, MCM and Crowe (and Crowe’s predecessor, BV), are set forth below.

	Year Ended December 31,
	2021	2022
Audit fees(1)	$331,913	$619,000
Audit-related fees	—	—
Total audit and audit-related fees	331,913	619,000
Tax fees	—	—
All other fees(2)	40,000	160,600
Total fees	$371,913	$779,600

(1)	For 2022 and 2021, amounts include fees for services provided by the principal accounting firm relating to the integrated audit for financial statements, statutory audits, attest services and regulatory filings. For 2022, the amount includes $264,000 for fees related to services provided by Crowe and $355,000 for fees related to services provided by MCM.
(2)	For 2022 and 2021, amounts include fees for services provided by the principal accounting firm relating to the Company’s S-1 Registration Statement. For 2022, the amount includes $145,000 for fees related to services provided by Crowe and $15,600 for fees related to services provided by MCM.

Audit Committee Policies and Procedures for Preapproval of Audit and Non-Audit Services

The Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided our independent registered public accounting firm. The policy requires that all services our independent registered public accounting firm provides to us be pre-approved by the Audit Committee. The Audit Committee approved all services provided by MCM and Crowe during 2022.

During 2022, no preapproval requirements were waived for services included in the Audit-related fees caption of the fee table above pursuant to the limited waiver provisions in applicable rules of the SEC.

The Board of Directors recommends a vote FOR the ratification of the appointment of MCM CPAs & Advisors LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

ITEM 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and Rule 14a-21(a) promulgated thereunder, the Company is asking shareholders to approve, in a non-binding advisory vote, the compensation of its named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

Because we no longer qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) this is our first year holding a say-on-pay vote in connection with our annual meeting of shareholders. In addition, at the Annual Meeting, our shareholders have the opportunity in Proposal 4 to indicate whether they prefer that we hold future advisory votes on executive compensation every one year, two years, three years, or they may abstain from this vote.

The Company urges shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes in detail the Company’s compensation philosophy and how the compensation programs operate and are designed to achieve the Company’s business and compensation objectives, as well as the “Summary Compensation Table” and other related compensation tables and disclosures, which provide detailed information on the compensation of the Company’s named executive officers.

The Company asks shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and Executive and Director Compensation section, the compensation tables and related narrative.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the Company’s named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Approval of this resolution requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. However, as this is an advisory vote, the results will not be binding on the Company, the board or the compensation committee, and will not require us to take any action. The final decision on the compensation of the Company’s named executive officers remains with Compensation Committee and the Board, although the Compensation Committee and the Board will consider the outcome of this vote when making compensation decisions.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

ITEM 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, the Company is providing shareholders with the opportunity to cast an advisory vote as to how frequently it should hold future advisory votes on the compensation of its named executive officers, or “say-on-pay” votes. This non-binding advisory vote is required to be conducted every six years under Section 14A of the Exchange Act pursuant to the Dodd-Frank Act. Prior to this year, we were exempt from submitting a say-on-pay proposal to the vote of our shareholders as a result of our “emerging growth company” status under the JOBS Act. As a shareholder, you have the option of voting in favor of holding future say-on-pay votes every one, two or three years, or, alternatively, you may abstain from voting.

After considering the arguments for and against the various alternatives, the Board of Directors recommends that shareholders vote for annual say-on-pay votes instead of the other options being presented. Although the Company believes its executive compensation program cannot reasonably be judged on the results of a single year, the Company believes an annual vote provides shareholders with an important vehicle for expressing their views on the effectiveness of its executive compensation program over time. With annual votes, the Compensation Committee will have the benefit of shareholder views on the Company’s executive compensation program every year and be able to evaluate changes in those views over time. Since important elements of the program are designed to measure performance over several years, the evaluation of compensation should not be focused merely on results from a single year but instead must be judged on the results achieved over several years. In fact, goals and payout targets must be established early in a year, generally before shareholders have provided their views on the last year’s results, so even annual votes do not provide an opportunity to respond to the results of a given say-on-pay vote. Nevertheless, an annual vote provides the Compensation Committee with more frequent indications of the shareholders’ views and should permit those views to be taken into consideration earlier than would be the case if votes are conducted every two or three years.

The proxy card provides shareholders with four choices (every one, two or three years or abstain). Shareholders are not voting to approve or disapprove the recommendation of the Board of Directors. The time period that receives the highest number of votes cast will be considered the preferred frequency for future “say-on-pay” votes as determined by the Company’s shareholders on an advisory basis.

As an advisory vote, this proposal is not binding upon the Company or the Board of Directors. However, the Board of Directors values the opinions expressed by its shareholders in their vote on this proposal and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. Notwithstanding the recommendation of the Board of Directors and the outcome of the shareholder vote with respect to this item, the Board of Directors may decide to conduct future say-on-pay advisory votes on a different basis and may vary its practices based on factors such as input from the Company’s shareholders and the adoption of material changes to its executive compensation program.

The Board of Directors recommends a vote FOR “1 YEAR” as the preferred frequency for holding future advisory “say-on-pay” votes.

GENERAL INFORMATION

In accordance with the SEC’s “notice and access” model, we are providing our Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K (but not Amendment No. 1 on Form 10-K/A to the Form 10-K) for the year ended December 31, 2022 to you online with paper copies available, free of charge, upon request. Amendment No. 1 on Form 10-K/A to the Form 10-K is not being provided as it was filed solely to amend certain exhibits to the Annual Report on Form 10-K and to make conforming changes to the exhibit index in the Form 10-K.

On or about April 28, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to submit your proxy via the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable.

The Proxy Statement and proxy card are being furnished at the direction of the Board of Directors. We will pay all solicitation costs. We will reimburse brokerage firms, nominees, fiduciaries, custodians, and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock. In addition, certain of our directors, officers and employees may solicit proxies by telephone and personal contact.

The Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented to the meeting by others. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

Shareholder Proposals for 2024 Annual Meeting

We intend to file a proxy statement with the SEC in connection with the Board’s solicitation of proxies for our 2024 Annual Meeting of Shareholders. Unless the Board determines otherwise, the 2024 Annual Meeting of Shareholders will be held on or about June 24, 2024.

Any shareholder who intends to present a proposal at the 2024 Annual Meeting of Shareholders and who requests inclusion of the proposal in Ramaco Resources’ Proxy Statement and form of proxy in accordance with SEC Rule 14a-8 must file such proposal with us at our principal executive offices (Ramaco Resources Inc., 250 West Main Street, Suite 1900, Lexington, Kentucky 40507) no later than December 30, 2023.

For shareholder proposals to be introduced for consideration at the 2024 Annual Meeting of Shareholders other than pursuant to Rule 14a-8, such proposals or notice of nominations must be received by the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day before, and not later than the close of business on the 90th day prior to, June 27, 2024 (the one-year anniversary of the 2023 Annual Meeting). Accordingly, any such notice must be received no earlier than February 28, 2024, and no later than March 29, 2024, and must otherwise satisfy the requirements of our Bylaws.

In the event the date of the 2024 Annual Meeting of Shareholders is more than 30 days before or 60 days after June 24, 2024, notice by the shareholder to be timely must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers and any persons who own more than ten percent of our equity securities to file reports of ownership and changes in ownership with the SEC. All directors, officers and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports filed. To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations of our officers and directors, during 2022, all Section 16(a) reports applicable to our officers and directors were filed on a timely basis.

Householding of Annual Meeting Materials

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple shareholders sharing an address unless a company has received contrary instructions from one or more of the shareholders at that address. This means that only one copy of the Annual Report, this Proxy Statement and notice may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability and/or Proxy Statement either now or in the future, please contact our Secretary either by calling (859) 244-7455 or by mailing a request to Attn: Secretary, 250 West Main Street, Suite 1900, Lexington, Kentucky 40507. Upon written or oral request to the Secretary, we will promptly provide a separate copy of the Annual Report and this Proxy Statement and notice. In addition, shareholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of Proxy Statements may request to receive a single Notice of Internet Availability or a single copy of Proxy Statements in the future in the same manner as described above.

Annual Report to Shareholders

The Annual Report to Shareholders, which includes a copy of our Annual Report on Form 10-K (but not Amendment No. 1 on Form 10-K/A to the Form 10-K) containing our consolidated financial statements for the year ended December 31, 2022, accompanies the proxy material being mailed or made available to all shareholders. The Annual Report is not part of the proxy solicitation material.

By Order of the Board of Directors,

Randall W. Atkins Chief Executive Officer and Chairman of the Board of Directors
April 28, 2023

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V14799-P93086 Nominees: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. Election of directors 2. To ratify the appointment of MCM CPAs & Advisors LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. 3. To approve, on an advisory basis, the compensation paid by the Company to its named executive officers. 4. To hold an advisory vote on whether future advisory votes on the compensation paid by the Company to its named executive officers (“say-on-pay” votes) should be held every one, two or three years. RAMACO RESOURCES, INC. The Board of Directors recommends you vote FOR all the nominees: The Board of Directors recommends you vote for 1 YEAR on the following proposal: The Board of Directors recommends you vote FOR the following proposals: RAMACO RESOURCES, INC. 250 WEST MAIN STREET SUITE 1900 LEXINGTON, KY 40507 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1 Year 2 Years 3 Years Abstain 01) Bryan H. Lawrence 02) David E.K. Frischkorn 03) Patrick C. Graney, III ! ! ! ! ! ! For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 26, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/METC2023 You may attend the meeting via the Internet and vote during the meeting. You will need the 16-digit control number that is printed in the box marked by the arrow and follow the instructions VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 26, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and 2022 Annual Report are available at www.proxyvote.com V14800-P93086 RAMACO RESOURCES, INC. Annual Meeting of Shareholders June 27, 2023 1:30 PM ET This proxy is solicited on behalf of the Board of Directors The shareholder(s) hereby appoint(s) Richard M. Whiting as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to act and vote, as designated on the reverse side of this ballot, all of the shares of common stock of RAMACO RESOURCES, INC. that the shareholder(s) is/are entitled to vote at the Virtual Annual Meeting of Shareholders to be held at 1:30 PM, ET on June 27, 2023, via live webcast at www.virtualshareholdermeeting.com/METC2023, and any adjournment or postponement thereof. Receipt of the Notice & Proxy Statement dated April 28, 2023, is acknowledged. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side